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                                                                    EXHIBIT 2.3

                          AGREEMENT AND PLAN OF MERGER


                                   DATED AS OF

                                  APRIL 9, 2003


                                  BY AND AMONG


                               WII HOLDINGS, INC.,

                     WOODCRAFT ACQUISITION SUBSIDIARY, INC.

                                       AND

                           WOODCRAFT INDUSTRIES, INC.

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                                TABLE OF CONTENTS

  PREAMBLE....................................................................................................1

ARTICLE 1 - THE MERGER........................................................................................1

  1.1    THE MERGER...........................................................................................1
  1.2    EFFECTS OF THE MERGER................................................................................1
  1.3    CLOSING..............................................................................................1
  1.4    EFFECTIVE DATE AND TIME..............................................................................2
  1.5    ARTICLES OF INCORPORATION............................................................................2
  1.6    BYLAWS...............................................................................................2
  1.7    OFFICERS AND DIRECTORS OF SURVIVING CORPORATION......................................................2
  1.8    EFFECT ON CAPITAL STOCK..............................................................................2
  1.9    OPTIONS AND WARRANTS.................................................................................6
  1.10   PAYMENT OF CASH FOR COMPANY SECURITIES...............................................................7
  1.11   DISSENTING SHARES....................................................................................8
  1.12   DEPOSIT TO ESCROW....................................................................................8
  1.13   APPLICATION OF FUNDS.................................................................................8
  1.14   NO FURTHER RIGHTS OR TRANSFERS.......................................................................8

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................9

  2.1    ORGANIZATION, STANDING AND POWER.....................................................................9
  2.2    CAPITAL STRUCTURE...................................................................................10
  2.3    SUBSIDIARIES........................................................................................11
  2.4    AUTHORITY; NO CONFLICTS; CONSENTS AND APPROVALS.....................................................12
  2.5    FINANCIAL STATEMENTS................................................................................12
  2.6    ABSENCE OF UNDISCLOSED MATERIAL LIABILITIES.........................................................13
  2.7    COMPLIANCE WITH LAWS; PERMITS AND LICENSES..........................................................13
  2.8    LITIGATION..........................................................................................14
  2.9    TAX MATTERS.........................................................................................14
  2.10   ABSENCE OF CERTAIN CHANGES OR EVENTS................................................................16
  2.11   VOTE REQUIRED.......................................................................................16
  2.12   TITLE TO PROPERTIES, CONDITION AND SUFFICIENCY OF ASSETS............................................16
  2.13   EMPLOYEES; LABOR MATTERS............................................................................17
  2.14   EMPLOYEE BENEFIT PLANS..............................................................................18
  2.15   INTELLECTUAL PROPERTY...............................................................................20
  2.16   ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS...........................................................20
  2.17   BROKERS OR FINDERS..................................................................................21
  2.18   INSURANCE POLICIES..................................................................................21
  2.19   AFFILIATE TRANSACTIONS..............................................................................22
  2.20   CONTRACTS AND COMMITMENTS...........................................................................22
  2.21   PRODUCT WARRANTIES..................................................................................24
  2.22   INVENTORY...........................................................................................23
  2.23   ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE............................................................24
  2.24   CUSTOMERS AND DISTRIBUTORS..........................................................................24
  2.25   ILLEGAL PAYMENTS....................................................................................24
  2.26   NO OTHER REPRESENTATIONS OR WARRANTIES..............................................................25

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................................25

  3.1    ORGANIZATION, STANDING AND POWER....................................................................26
  3.2    AUTHORITY; NO CONFLICTS; CONSENTS AND APPROVALS.....................................................26
  3.3    ACTIONS AND PROCEEDINGS.............................................................................26
  3.4    BROKERS OR FINDERS..................................................................................26
  3.5    MERGER SUB..........................................................................................26
  3.6    NO OTHER REPRESENTATIONS AND WARRANTIES.............................................................26

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
ARTICLE 4 - COVENANTS........................................................................................27

  4.1    CONDUCT OF BUSINESS PENDING THE CLOSING.............................................................26
  4.2    NO SOLICITATION.....................................................................................28
  4.3    MEETING OF SHAREHOLDERS.............................................................................30
  4.4    ACCESS TO INFORMATION...............................................................................29
  4.5    HART-SCOTT-RODINO ACT...............................................................................30
  4.6    CONFIDENTIALITY AGREEMENT...........................................................................30
  4.7    DEPOSIT OF ESCROW FUNDS.............................................................................30
  4.8    PAYMENT OF INDEBTEDNESS FOR BORROWED MONEY..........................................................31
  4.9    REASONABLE EFFORTS..................................................................................31
  4.10   INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.................................................31
  4.11   PUBLIC ANNOUNCEMENTS................................................................................32

ARTICLE 5 - CONDITIONS PRECEDENT.............................................................................32

  5.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..........................................32
  5.2    CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER.........................32
  5.3    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER ..................................34

ARTICLE 6 - TERMINATION AND AMENDMENT........................................................................34

  6.1    TERMINATION BY EITHER THE COMPANY OR PARENT.........................................................34
  6.2    TERMINATION BY PARENT...............................................................................35
  6.3    TERMINATION BY THE COMPANY..........................................................................35
  6.4    EFFECT OF TERMINATION...............................................................................35
  6.5    AMENDMENT...........................................................................................35
  6.6    EXTENSION; WAIVER...................................................................................35

ARTICLE 7 - SURVIVAL, INDEMNIFICATION........................................................................36

  7.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY, PARENT AND MERGER SUB....................35
  7.2    INDEMNIFICATION BY THE COMPANY OR SELLING PARTIES...................................................35
  7.3    INDEMNIFICATION BY PARENT AND MERGER SUB............................................................37
  7.4    NOTICE OF THIRD-PARTY CLAIMS........................................................................36
  7.5    DEFENSE OF THIRD-PARTY CLAIMS.......................................................................38
  7.6    NOTICE OF OTHER CLAIMS..............................................................................38
  7.7    ACCESS AND COOPERATION..............................................................................38
  7.8    TERM OF INDEMNITIES.................................................................................39
  7.9    LIMITATIONS ON LIABILITY............................................................................39
  7.10   ESCROW AMOUNT AND TERM..............................................................................41
  7.11   LIMITATION ON CONTRIBUTION..........................................................................40

ARTICLE 8 - GENERAL PROVISIONS...............................................................................41

  8.1    EXPENSES............................................................................................41
  8.2    NOTICES.............................................................................................41
  8.3    INTERPRETATION......................................................................................43
  8.4    SCHEDULES...........................................................................................43
  8.5    COUNTERPARTS........................................................................................44
  8.6    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; LIABILITY...........................................44
  8.7    GOVERNING LAW.......................................................................................44
  8.8    SEVERABILITY........................................................................................44
  8.9    ASSIGNMENT..........................................................................................44
  8.10   ENFORCEMENT.........................................................................................45

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                                    EXHIBITS

EXHIBIT A - ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

EXHIBIT B - SAMPLE CALCULATION OF MERGER CONSIDERATION PER SHARE

EXHIBIT C - FORM OF ESCROW AGREEMENT

EXHIBIT D - [INTENTIONALLY OMITTED]

EXHIBIT E - REQUIRED THIRD PARTY CONSENTS

EXHIBIT F - FORM OF PUT/CALL AGREEMENT

EXHIBIT G - FORM OF OPINION OF COUNSEL

EXHIBIT H - FORM OF GENERAL RELEASE

EXHIBIT I - FORM OF NON-FOREIGN PERSON AFFIDAVIT

EXHIBIT J - FORM OF COLLATERAL ASSIGNMENT OF UNDERTAKINGS

                                       iii
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                                CROSS REFERENCES

                                                                                SECTION
Aggregate Deductible............................................................7.9(b)(i)
Aggregate Merger Consideration..................................................1.8(e)(i)
Aggregate Option and Warrant Exercise Amount....................................1.8(e)(ii)
Aggregate Preferred Stock Merger Consideration..................................1.8(e)(iii)
Aggregate Shareholder Notes Payoff Amount.......................................1.8(e)(iv)
Agreement.......................................................................Preamble
Annual Financial Statements.....................................................2.5
Articles of Merger..............................................................1.4
Bonds...........................................................................1.8(e)(x)
Brentwood.......................................................................1.8(e)(x)
Cash Consideration per Share....................................................1.8(e)(v)
Certificate.....................................................................1.8(d)
Claim Notice....................................................................7.4(a)
Closing.........................................................................1.3
Closing Date....................................................................1.3
Code............................................................................2.9(a)
Common Stock....................................................................1.8(c)
Common Stock Certificate........................................................1.8(c)
Company.........................................................................Preamble
Company Benefit Arrangements....................................................2.14(d)
Company Disclosure Schedule.....................................................2
Company Employee Plans..........................................................2.14(a)
Company ERISA Affiliate.........................................................2.14(a)
Company Stock...................................................................1.8(b)
Company Tax Affiliate...........................................................2.9(a)
Company Tax Affiliates..........................................................2.9(a)
Company Tax Representations.....................................................7.1(a)(i)
Company Transaction Documents...................................................2.4(a)
Company Transaction Expenses....................................................1.8(e)(vi)
Company Voting Debt.............................................................2.2(d)
Confidentiality Agreement.......................................................4.6
Dissenting Shares...............................................................1.11
Effective Date..................................................................1.4
Effective Time..................................................................1.4
Environmental Laws..............................................................2.16(a)(i)
ERISA...........................................................................2.14(a)
Escrow Agent....................................................................1.12
Escrow Agreement................................................................1.12
Escrow Consideration per Share..................................................1.8(e)(vii)
Escrow Funds....................................................................1.8(e)(viii)
Expiration Date.................................................................7.9(d)(i)
Facility Leases.................................................................2.12(b)

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
Fully Diluted Shares Outstanding................................................1.8(e)(ix)
GAAP............................................................................2.5
General Expiration Date.........................................................7.9(d)(ii)
Governmental Entity.............................................................2.4(c)
Hazardous Substance.............................................................2.16(a)(ii)
HSR Act.........................................................................2.4(c)
Indebtedness for Borrowed Money.................................................1.8(e)(x)
Indemnitee......................................................................7.9(d)(iii)
Indemnitor......................................................................7.9(d)(iv)
Intellectual Property...........................................................2.15(a)
Latest Balance Sheet............................................................2.5
Latest Balance Sheet Date.......................................................2.6
Latest Financial Statements.....................................................2.5
Liens...........................................................................2.2(c)
Loss, Losses....................................................................7.9(d)(v)
Loss Payment....................................................................7.11
MBCA............................................................................Recitals
Major Customers and Distributors................................................2.24
Management Shareholders.........................................................Recitals
Material Adverse Effect.........................................................2.1(b)
Merger..........................................................................Recitals
Merger Consideration per Share..................................................1.8(e)(xi)
Merger Sub......................................................................Preamble
Multiemployer Plan..............................................................2.14(b)
Net Merger Consideration........................................................1.8(e)(xii)
Non-Voting Common Stock.........................................................1.8(c)
Option..........................................................................1.9(a)
Option Consideration............................................................1.9(a)
Options.........................................................................1.9(a)
Option Plan.....................................................................1.9(a)
Ordinary Course.................................................................2.6
Organizational Documents........................................................2.1(c)
Parent..........................................................................Preamble
Parent/Merger Sub Transaction Documents.........................................3.2(a)
Permits.........................................................................2.7
Preferred Stock.................................................................1.8(d)
Preferred Stock Certificate.....................................................1.8(d)
Preferred Stock Merger Consideration per Share..................................1.8(d)
Primewood.......................................................................1.8(e)(x)
Purchase and Exchange Agreement.................................................Recitals
Real Property...................................................................2.12(a)
Requisite Shareholder Vote......................................................2.11
Sale Transaction................................................................4.2(a)
Scheduled Contracts.............................................................2.20(a)
Selling Parties.................................................................7.9(d)(vi)

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
Selling Parties' Representative.................................................7.9(d)(vii)
Series A Preferred Stock........................................................1.8(d)
Series B Preferred Stock........................................................1.8(d)
Series C Preferred Stock........................................................1.8(d)
Shareholder Notes...............................................................1.8(e)(xiii)
Shareholder Support Agreement...................................................Recitals
Special Assessments.............................................................1.8(e)(x)
Special Meeting.................................................................6.1(d)
Subsidiary......................................................................2.1(d)
Surviving Corporation...........................................................1.1
Tax, Taxes, Taxable.............................................................2.9(a)
Tax Equalization Payments.......................................................1.8(e)(xiv)
Tax Expiration Date.............................................................7.9(d)(viii)
Tax Returns.....................................................................2.9(a)
Terminating Company Breach......................................................6.2(a)
Terminating Parent Breach.......................................................6.3(a)
Third Party Claims..............................................................7.9(d)(ix)
to the knowledge of the Company.................................................8.3
Unpaid Consulting and Noncompetition Fees.......................................1.8(e)(xv)
Unpaid Management Fees..........................................................1.8(e)(xvi)
Violation.......................................................................2.4(b)
Voting Common Stock.............................................................1.8(c)
Warrant Agreement...............................................................1.9(b)
Warrant Consideration...........................................................1.9(b)
Warrants........................................................................1.9(b)

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of April 9, 2003 (this "AGREEMENT"), is made and entered into by and among WII Holdings, Inc., a Delaware corporation ("PARENT"), Woodcraft Acquisition Subsidiary, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Woodcraft Industries, Inc., a Minnesota corporation (the "COMPANY").

     WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the "MERGER") in accordance with this Agreement and the relevant provisions of the Minnesota Business Corporation Act (the "MBCA"), and the surviving corporation of the Merger shall be the Company;

     WHEREAS, as of the dated hereof, certain executives of the Company (the "MANAGEMENT SHAREHOLDERS") will enter into a Purchase and Exchange Agreement (the "PURCHASE AND EXCHANGE AGREEMENT") with Parent and other parties identified therein;

     WHEREAS, as of the date hereof, Marathon Fund Limited Partnership III will enter into a Shareholder Support Agreement with Parent and Merger Sub (the "SHAREHOLDER SUPPORT AGREEMENT");

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

     1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.4), Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").

     1.2. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers, immunities and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Merger Sub and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     1.3. CLOSING. The closing of the Merger (the "CLOSING") will take place as soon as practicable, but no later than the fourth business day, after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing) set forth in Article 5 (the "CLOSING DATE"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Goodwin

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Procter LLP, 599 Lexington Avenue, New York, New York, 10022, unless another place is agreed to in writing by the parties hereto.

     1.4. EFFECTIVE DATE AND TIME. Upon the Closing, the parties shall file with the Secretary of State of the State of Minnesota appropriate articles of merger (the "ARTICLES OF MERGER") executed in accordance with the relevant provisions of the MBCA. The Merger shall become effective as of the date and time of such filings or such other time after such filings as the parties hereto shall agree to in the Articles of Merger (the "EFFECTIVE TIME"). The date on which the Effective Time shall occur is referred to as the "EFFECTIVE DATE."

     1.5. ARTICLES OF INCORPORATION. At the Effective Time, the articles of incorporation of the Company (as amended and restated in substantially the form set forth in EXHIBIT A hereto) shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided by the MBCA and the provisions of such articles of incorporation.

     1.6. BYLAWS. At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended as provided by the MBCA, the provisions of the articles of incorporation of the Surviving Corporation and such bylaws.

     1.7. OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers of the Company immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer. The directors of Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     1.8. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub or the
Company:

            (a) CAPITAL STOCK OF MERGER SUB. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (b) CANCELLATION OF PARENT AND MERGER SUB-OWNED STOCK. Each share of the capital stock of the Company (the "COMPANY STOCK") that is issued and outstanding immediately prior to the Effective Time and owned by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent shall be cancelled, extinguished and retired, and no payment of any consideration shall be made with respect thereto.

            (c) COMPANY COMMON STOCK. Each share of the Company's Common Stock, $.01 par value per share (the "VOTING COMMON STOCK") and the Company's Class A Non-Voting Common Stock, $.01 par value per share (the "NON-VOTING COMMON STOCK" and together with the Voting Common Stock, the "COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.8(b) and any Dissenting Shares (as defined in Section 1.11)) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Cash Consideration per Share (as defined below) and, subject to the terms of Article 7, the Escrow Consideration per Share

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(as defined below) without any interest thereon. As of the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a stock certificate which immediately prior to the Effective Time represented any such shares of Common Stock (a "COMMON STOCK CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Common Stock Certificate as provided in Section 1.10, the Cash Consideration per Share and, subject to the terms of Article 7, the Escrow Consideration per Share.

            (d) COMPANY PREFERRED STOCK. Each share of the Company's Series A Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), the Company's Series B Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED STOCK") and the Company's Series C Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED STOCK", and together with the Series A Preferred Stock and the Series B Preferred Stock, the "PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.8(b) and any Dissenting Shares (as defined in Section 1.11)) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $8.00 per share plus all accumulated and unpaid dividends on such share in cash (the "PREFERRED STOCK MERGER CONSIDERATION PER SHARE") without any interest thereon. As of the Effective Time, all such shares of Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a stock certificate which immediately prior to the Effective Time represented any such shares of Preferred Stock (a "PREFERRED STOCK CERTIFICATE" and, together with a Common Stock Certificate, a "CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Preferred Stock Certificate as provided in Section 1.10, the Preferred Stock Merger Consideration per Share.

            (e)   CERTAIN DEFINITIONS.  For purposes of this Agreement:

                  (i)    "AGGREGATE MERGER CONSIDERATION" shall mean
$145,000,000.

                  (ii) "AGGREGATE OPTION AND WARRANT EXERCISE AMOUNT" shall mean an amount, as certified by the Secretary of the Company to the reasonable satisfaction of Parent, equal to the aggregate exercise price of all Options and Warrants (each as defined in Section 1.9), vested or unvested, outstanding immediately prior to the Effective Time.

                  (iii) "AGGREGATE PREFERRED STOCK MERGER CONSIDERATION" shall mean an amount, as certified by the Secretary of the Company to the reasonable satisfaction of Parent, equal to the aggregate of the Preferred Stock Merger Consideration per Share payable in accordance with Section 1.8(d) with respect to shares of Preferred Stock issued and outstanding immediately prior to the Effective Time.

                  (iv) "AGGREGATE SHAREHOLDER NOTES PAYOFF AMOUNT" shall mean an amount, as certified by the Chief Financial Officer of the Company to the reasonable satisfaction of Parent, of the aggregate outstanding principal and accrued and unpaid interest due to the Company under the Shareholder Notes.

                  (v) "CASH CONSIDERATION PER SHARE" shall mean an amount equal to the Merger Consideration per Share minus the Escrow Consideration per Share as determined pursuant to this Section 1.8.

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                  (vi)   "COMPANY TRANSACTION EXPENSES" shall mean the sum, as
certified by the Chief Financial Officer of the Company to the reasonable satisfaction of Parent, of all unpaid legal, financial advisory, accounting and other fees and expenses incurred by the Company in connection with the Merger and the other transactions contemplated by this Agreement.

                  (vii) "ESCROW CONSIDERATION PER SHARE" shall mean an interest in the Escrow Funds, rounded to six decimal places, equal to (A) $8,250,000, divided by (B) the amount, by which, (y) Fully Diluted Shares Outstanding, exceeds (z) the aggregate number of shares of issued and outstanding Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time cancelled, extinguished and retired pursuant to Section 1.8(b).

                  (viii) "ESCROW FUNDS" shall mean $8,250,000.

                  (ix) "FULLY DILUTED SHARES OUTSTANDING" shall mean the sum, as certified by the Secretary of the Company to the reasonable satisfaction of Parent, of (A) the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, plus (B) the number of shares of Common Stock issuable upon exercise of all Options and Warrants ( each as defined in Section 1.9), vested or unvested, outstanding immediately prior to the Effective Time.

                  (x) "INDEBTEDNESS FOR BORROWED MONEY" shall mean an amount equal to the sum, without duplication, of:

                         (A)  the outstanding principal and accrued and unpaid
interest (as well as prepayment, breakage and similar charges payable) under that certain Second Amended and Restated Credit Agreement, as amended from time to time, dated July 31, 2002, among the Company, PrimeWood, Inc. ("PRIMEWOOD"), Brentwood Acquisition Corp. ("BRENTWOOD"), the Banks party thereto and U.S. Bank National Association as a Bank and agent for the Banks and Antares Capital Corporation, as a Bank and as co-agent for the Banks as set forth in payoff letters from such institutions;

                         (B)  the outstanding principal and accrued and unpaid
interest (as well as prepayment, breakage and similar charges payable) under that certain Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement, as amended from time to time, dated June 16, 1998 among the Company, Primewood, Continental Illinois Venture Corporation, MIG Partners VII and certain other parties as set forth in payoff letters from the holders of indebtedness thereunder;

                         (C)  the outstanding principal and accrued and unpaid
interest under that certain Subordinated Promissory Note, dated as of July 31, 2002, in the original principal amount of $2,150,000 made by Brentwood, as maker, to Brent E. Gabriel, as payee, as set forth in a payoff letter from the holder thereof;

                         (D)  an amount equal to the outstanding principal of,
and accrued and unpaid interest on, the Industrial Development Revenue Bonds (Woodcraft Industries, Inc. Project), Series 1995 issued by the City of Bowling Green, Kentucky in the original principal amount of $6,900,000, as certified by the Chief Financial Officer of the Company to the reasonable satisfaction of Parent (the "BONDS");

                         (E)  the amount of unpaid special real estate
assessments on the Company's property located at 522 Lincoln Ave. S.E., St. Cloud, Minnesota, as certified by the Chief

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Financial Officer of the Company to the reasonable satisfaction of Parent (the
"SPECIAL ASSESSMENTS"); and

                         (F)  any other indebtedness for money borrowed by the
Company or any Subsidiary of the Company, the carrying value of capital lease obligations of the Company and its Subsidiaries set forth on the Latest Balance Sheet as adjusted through the Closing Date, any indebtedness for money borrowed that is secured by the assets of the Company or any Subsidiary of the Company, indebtedness for borrowed money guaranteed in any manner by the Company or any Subsidiary of the Company, and all accrued and unpaid interest or fees, penalties or other amounts due with respect thereto.

                  (xi) "MERGER CONSIDERATION PER SHARE" shall mean an amount, rounded to six decimal places, equal to Net Merger Consideration divided by Fully Diluted Shares Outstanding. EXHIBIT B illustrates the calculation of Merger Consideration per Share based on the capital structure of the Company as of the date of this Agreement.

                  (xii) "NET MERGER CONSIDERATION" shall mean an amount equal to (x) the sum of (A) Aggregate Merger Consideration, plus (B) Aggregate Option and Warrant Exercise Amount, plus (C) the Aggregate Shareholder Notes Payoff Amount minus (y) the sum of (A) Indebtedness for Borrowed Money immediately prior to the Effective Time (after giving effect to any application of cash to reduce such Indebtedness for Borrowed Money prior to the Effective Time), plus
(B) Company Transaction Expenses, plus (C) Unpaid Consulting and Noncompetition Fees, plus (D) the Aggregate Preferred Stock Merger Consideration, plus (E) Unpaid Management Fees, plus (F) the Tax Equalization Payments.

                  (xiii) "SHAREHOLDER NOTES" shall mean those certain four Demand Promissory Notes, each dated February 28, 1996, made payable to the order of WII Acquisition Corp., from each of Jerome A. Brannan, Stephen R. Jacobs, Jon
A. Knudson and Sheila M. Krogman in the original principal amounts of $50,000, $25,000, $50,000 and $37,500, respectively.

                  (xiv) "TAX EQUALIZATION PAYMENTS" shall mean an amount, as certified by the Chief Financial Officer of the Company to the reasonable satisfaction of Parent, equal to the sum of the tax equalization payments to be made to certain shareholders of the Company in connection with the consummation of the transactions contemplated by the Agreement as set forth in such Chief Financial Officer certification.

                  (xv) "UNPAID CONSULTING AND NONCOMPETITION FEES" shall mean an amount (which for purposes of this Agreement shall not be considered Indebtedness for Borrowed Money), as certified by the Chief Financial Officer of the Company to the reasonable satisfaction of Parent, equal to the sum of (A) amounts unpaid by the Company under that certain Noncompetition and Proprietary Information Agreement, dated as of June 16, 1998, between the Company, Primewood and Edward F. Shorma, plus (B) amounts unpaid by the Company under that certain Consulting Agreement, dated as of June 16, 1998, between the Company and PrimeBoard International, Inc.

                  (xvi) "UNPAID MANAGEMENT FEES" shall mean an amount, as certified by the Chief Financial Officer of the Company to the reasonable satisfaction of Parent, equal to fees unpaid by the Company under that certain Management Services Agreement, dated as of February 28, 1996, as amended on May 10, 2002, between the Company and Goldner Hawn Johnson & Morrison Incorporated.

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     1.9    OPTIONS AND WARRANTS.

            (a) OPTIONS. At the Effective Time, each option to acquire Common Stock outstanding immediately prior to the Effective Time under the Company's 1998 Stock Option Plan (the "OPTION PLAN"), whether vested or unvested (each, an "OPTION," collectively, the "OPTIONS"), shall automatically become cancelled and extinguished and each holder of an Option shall only have the right to receive
(A) from the Surviving Corporation a cash payment (less applicable federal, state and local withholding taxes) in an aggregate amount, rounded to the nearest penny, equal to the positive difference, if any, between (i) the Cash Consideration per Share over (ii) the applicable exercise price per share of Common Stock applicable to such Option for all shares of Common Stock covered by such Option (the "OPTION CONSIDERATION") and (B) subject to the provisions of
Article 7, the Escrow Consideration per Share for all shares of Common Stock covered by such Option if and when released pursuant to the terms of the Escrow Agreement (as defined in Section 1.12). All payments with respect to the Option Consideration shall be treated as compensation.

            (b) WARRANTS. At the Effective Time, each warrant to acquire Common Stock or any securities directly or indirectly convertible into or exchangeable for Common Stock (the "WARRANTS") outstanding immediately prior to the Effective Time under those certain warrant agreements described in SECTION 2.2(b) OF THE COMPANY DISCLOSURE SCHEDULE (each a "WARRANT AGREEMENT") shall automatically become cancelled and extinguished and each holder thereof shall only have the right to receive (A) from the Surviving Corporation a cash payment (less applicable federal, state and local withholding taxes, if any) in an aggregate amount, rounded to the nearest penny, equal to the difference, if any, between (i) the Cash Consideration per Share and (ii) the applicable exercise price per share of the Common Stock applicable to such Warrant for all shares of Common Stock subject to the Warrant (the "WARRANT CONSIDERATION") and (B) subject to the provisions of Article 7, the Escrow Consideration per Share for all shares of Common Stock subject to the Warrant if and when released pursuant to the terms of the Escrow Agreement (as defined in Section 1.12).

            (c) NOTICES. The Company shall use its reasonable best efforts (including, without limitation, giving requisite notices to holders of Options and Warrants advising them of such accelerated vesting and rights pursuant to this Section 1.9) to fully advise holders of Options and Warrants of their rights under this Agreement, the Options and the Warrants, to facilitate their timely exercise of such rights and to effectuate the provisions of this Section
1.9. From and after the Effective Time, other than as expressly set forth in this Section 1.9, no holder of an Option or a Warrant shall have any other rights in respect thereof other than to receive payment for his, her or its Options or Warrants as set forth in this Section 1.9, and the Company shall take all necessary actions to terminate effective as of the Effective Time the Company's Option Plan, stock option agreements and similar arrangements.

     1.10   PAYMENT OF CASH FOR COMPANY SECURITIES.

            (a) At the Effective Time, each holder of a Certificate or Certificates representing shares of Common Stock or Preferred Stock extinguished at the Effective Time may surrender such Certificate or Certificates to the Company, to effect the exchange of such Certificate or Certificates on such holder's behalf. Until so surrendered and exchanged, each outstanding Certificate shall be deemed to represent and evidence only the right to receive the Merger Consideration per Share or the Preferred Stock Merger Consideration per Share, as the case may be, to be paid as set forth in this Section 1.10 and until such surrender and exchange, no cash shall be paid to the holder of such outstanding Certificate in respect thereof.

            (b) At the Effective Time and after surrender to the Company of any Common Stock Certificate, the Company shall distribute to the person in whose name the Certificate shall have been registered, a check or wire transfer in an amount, rounded to the nearest penny, equal to (x) the Cash Consideration per Share, multiplied by (y) the number of shares of Common Stock represented by such Common Stock Certificate. The Company shall withhold from any distribution hereunder to a maker of any of the Shareholder Notes the outstanding principal balance and accrued and unpaid interest on such Shareholder Note. The holder of such Common Stock Certificate shall, subject to the provisions of Article 7, retain such person's right to receive the Escrow Consideration per Share if and when released pursuant to the terms of the Escrow Agreement.

            (c) At the Effective Time and after surrender to the Company of any Preferred Stock Certificate, the Company shall distribute to the person in whose name the Certificate shall have been registered, a check or wire transfer in an amount, rounded to the nearest penny, equal to (x) the Preferred Stock Merger Consideration per Share, multiplied by (y) the number of shares of Preferred Stock represented by such Preferred Stock Certificate.

            (d) Promptly after the Effective Time, but in any event within 10 days of the Effective Date, the Company shall distribute to the person in whose name an Option shall have been registered a check or wire transfer in an amount equal to the Option Consideration, rounded to the nearest penny, attributable to such Option. Payment of this aggregate Option Consideration and the fulfillment of the obligations contained herein by the Surviving Corporation and the Company shall be in full satisfaction of all other rights pertaining to such Option, except to the right to receive, subject to the provisions of Article 7, the Escrow Consideration per Share if and when released pursuant to the terms of the Escrow Agreement.

            (e) At the Effective Time, the Company shall distribute to the person in whose name a Warrant shall have been registered a check or wire transfer in an amount equal to the Warrant Consideration, rounded to the nearest penny, attributable to such Warrant. Payment of this aggregate Warrant Consideration and the fulfillment of the obligations contained herein by the Surviving Corporation and the Company shall be in full satisfaction of all other rights pertaining to such Warrant, except to the right to receive, subject to the provisions of Article 7, the Escrow Consideration per Share if and when released pursuant to the terms of the Escrow Agreement.

            (f) If payment of cash is to be made to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Company any transfer and other taxes required by reason of such payment to such other person or shall have established to the satisfaction of the Company that such tax either has been paid or is not payable.

            (g) No interest shall accrue or be payable with respect to any amounts which a holder of shares of Common Stock, Preferred Stock, Options or Warrants shall be so entitled to receive. The Company shall be authorized to pay the cash attributable to any Certificate previously issued which has been lost or destroyed, upon receipt of satisfactory evidence of ownership of the shares of the securities represented thereby and of appropriate indemnification.

            (h) The Company shall have received an IRS W-9 (or other applicable form) executed by the recipient of the cash to be so distributed by the Company pursuant to this Section 1.10 prior to the making of any such distribution and shall withhold from any distribution any applicable federal, state or local withholding taxes required to be withheld from such distribution.

     1.11 DISSENTING SHARES. Notwithstanding Section 1.8 hereof, shares of the Common Stock and shares of the Preferred Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 302A.471 and 302A.473 of the MBCA (and who has neither effectively withdrawn nor lost his right to dissent) ("DISSENTING SHARES"), shall not be converted into a right to receive the Merger Consideration per Share or the Preferred Stock Merger Consideration per Share, as the case may be, pursuant to Section 1.8, and the holder thereof shall be entitled to only such rights as are granted by the MBCA. If after the Effective Time such holder fails to perfect or withdraws or otherwise loses his right to dissent, such shares of Common Stock and Preferred Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration per Share or the Preferred Stock Merger Consideration per Share, as the case may be, as provided in Section 1.8, without interest thereon. The Company shall give Parent reasonably prompt notice of any demands for payment received by the Company under Sections 302A.471 and 302A.473 of the MBCA, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.

     1.12 DEPOSIT TO ESCROW. At the Effective Time, Parent shall cause the Escrow Funds to be deposited with an escrow agent reasonably acceptable to Parent and the Selling Parties' Representative (the "ESCROW AGENT") under an Escrow Agreement substantially in the form attached hereto as EXHIBIT C, but including such changes as may be requested by the Escrow Agent relating to the Escrow Agent's obligations, liabilities and responsibilities (the "ESCROW AGREEMENT").

     1.13 APPLICATION OF FUNDS. At the Effective Time, Parent shall pay or cause the Company to pay in full (A) the Indebtedness for Borrowed Money of the Company (other than with respect to the Bonds, the Special Assessments and the capital lease obligations of the Company) in accordance with the written instructions of the holders thereof, (B) the Tax Equalization Payments in accordance with the written instruction of the Chief Financial Officer of the Company, (C) the Unpaid Management Fees to Goldner Hawn Johnson & Morrison Incorporated, and (D) the Company Transaction Expenses in accordance with the written instructions of the Chief Financial Officer of the Company.

     1.14 NO FURTHER RIGHTS OR TRANSFERS. At the Effective Time, all shares of Company Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, and each holder of a Certificate or Certificates that represented shares of Company Stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights as a shareholder with respect to the shares of Company Stock represented by such Certificate or Certificates, except for the right to surrender such Certificate or Certificates in exchange for the payment provided pursuant to Section 1.8 hereof or to preserve and perfect such holder's right to receive payment for such holder's shares pursuant to Sections 302A.471 and 302A.473 of the MBCA and Section 1.11 hereof if such holder has validly exercised and not withdrawn or lost such right, and no transfer of shares of Company Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule delivered by the Company to Parent on the date hereof (the "COMPANY DISCLOSURE SCHEDULE"):

     2.1    ORGANIZATION, STANDING AND POWER.

            (a) The Company and each of its Subsidiaries is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted. The Company and each of its Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except for such jurisdictions where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Company.

            (b) For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any adverse change, circumstance or effect that, individually or aggregated with other changes, circumstances and effects, is materially adverse to the business, assets, liabilities, condition (financial or otherwise), or results of operations of such entity and its Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include, nor shall any of the following be considered when determining if a Material Adverse Effect has occurred: (i) any change, circumstance or effect relating to general economic or financial conditions or resulting from or arising out of developments in credit, financial or securities markets, including, without limitation, caused by acts of terrorism or war (whether or not declared) (provided such change or effect does not affect the Company or the Parent in a materially disproportionate manner to others in the industries in which they respectively operate), (ii) any change, circumstance or effect generally affecting the industries in which Parent or the Company, as the case may be, operates, including, without limitation, caused by acts of terrorism or war (whether or not declared) (provided such change or effect does not affect the Company or the Parent in a materially disproportionate manner to others in the industries in which they respectively operate), or (iii) any change, circumstance or effect attributable to the announcement of this Agreement.

            (c) The copies of the Organizational Documents, as amended to date, of the Company and each Company Subsidiary previously furnished by the Company to Parent are complete and correct and such instruments, as so amended, are in full force and effect as of the date hereof. For purposes of this Agreement, "ORGANIZATIONAL DOCUMENTS" means, with respect to any entity, the certificate or articles of incorporation, bylaws and/or other similar governing documents of such entity.

            (d) For purposes of this Agreement, "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     2.2    CAPITAL STRUCTURE.

            (a) The authorized capital stock of the Company consists of 14,986,875 shares comprised of the following:

                  (i) CLASSES OF COMPANY COMMON STOCK. The following classes of Common Stock:

                         (1)  5,000,000 shares of Voting Common Stock, 979,500
of which are issued and outstanding, 803,125 of which are reserved for issuance pursuant to outstanding Warrants and 14,250 of which are reserved for issuance pursuant to outstanding Options described under SECTION 2.2(b) OF THE COMPANY DISCLOSURE SCHEDULE as of the date of this Agreement;

                         (2)  600,000 shares of Non-Voting  Common Stock,
85,348 of which are issued and outstanding and 472,542 of which are reserved for issuance pursuant to outstanding Warrants described under SECTION 2.2(b) OF THE COMPANY DISCLOSURE SCHEDULE as of the date of this Agreement;

                  (ii) SERIES OF COMPANY PREFERRED STOCK. The following series of Preferred Stock:

                         (1)  750,000 shares of Series A Preferred Stock, all of
which are issued and outstanding as of the date of this Agreement;

                         (2)  803,125 shares of Series B Preferred Stock, all of
which are issued and outstanding as of the date of this Agreement;

                         (3)  1,000,000  shares of Series C Preferred Stock,
550,000 of which are issued and outstanding as of the date of this Agreement;
and

                         (4)  6,833,750 undesignated shares, none of which is
issued and outstanding.

As of the date of this Agreement, without giving effect to the transaction contemplated by the Purchase and Exchange Agreement, the outstanding shares of Company Stock are owned of record by the persons and in the amounts set forth in
SECTION 2.2(a) OF THE COMPANY DISCLOSURE SCHEDULE. All issued and outstanding shares of the Company Stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights or any applicable federal or state securities laws. No shares of Company Stock are held in the treasury of the Company or by any Company Subsidiary. There are no outstanding options, warrants or other rights (including preemptive rights) relating to the issuance by the Company of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument except for Warrants to purchase up to 803,125 shares of Voting Common Stock, Warrants to purchase up to 472,542 shares of Non-Voting Common Stock, Options to purchase up to 14,250 shares of Voting Common Stock under the 1998 Stock Option Plan and as set forth in that certain Amended and Restated Shareholder Agreement, dated June 16, 1998, among the Company and various holders of the Company's securities, as amended.

            (b) SECTION 2.2(b) OF THE COMPANY DISCLOSURE SCHEDULE sets forth a complete and accurate list, as of the date of this Agreement, of (i) the holder of each outstanding Option, the number and class of shares of Common Stock issuable upon exercise of each Option and the exercise price and expiration date thereof and (ii) the holder of each outstanding Warrant, indicating with respect to each Warrant the Warrant Agreement or other document under which it was granted, the number of shares of the Company's capital stock, and the class or series of such shares, subject to such Warrant, the exercise price, the date of issuance and the expiration date thereof.

            (c) All of the issued and outstanding shares of capital stock of each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned directly or indirectly by the Company and are free and clear of any liens, claims, pledges, encumbrances, restrictions, preemptive rights or any other claims of any third party ("LIENS").

            (d) No bonds, debentures, notes or other indebtedness of the Company having, or convertible into other securities having, the right to vote on any matters on which shareholders may vote ("COMPANY VOTING DEBT") are issued or outstanding.

            (e) Except as set forth in SECTION 2.2(e) OF THE COMPANY DISCLOSURE SCHEDULE, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiaries. Except for the Shareholder Support Agreement and as set forth in SECTION 2.2(e) OF THE COMPANY DISCLOSURE SCHEDULE, there is no voting trust or other agreement or understanding to which the Company or any Company Subsidiary is a party or is bound, or, to the knowledge of the Company, to which any shareholder of such entity is a party or is bound, with respect to the voting of the capital stock or other voting securities of the Company or any Company Subsidiary. The Company has the ability to effect any action requiring the approval of the shareholders of any of its Subsidiaries and to designate all of the members of the board of directors of each of its Subsidiaries.

     2.3    SUBSIDIARIES.

            (a) SECTION 2.3(a) OF THE COMPANY DISCLOSURE SCHEDULE lists all the Company's Subsidiaries, the states in which such Subsidiaries are organized and qualified to do business, the number and type of outstanding equity securities of each Company Subsidiary and a list of the holders thereof.

            (b) The copies of the Organizational Documents, as amended to date, of all Subsidiaries of the Company previously furnished to Parent are true and complete and such instruments, as so amended, are in full force and effect as of the date hereof.

            (c) Except for the stock of the Company's Subsidiaries owned by the Company, neither the Company nor any Company Subsidiary owns any stock, partnership interest, joint venture interest or any other security issued by any other corporation, organization or entity, except readily marketable securities owned by the Company or a Company Subsidiary in the ordinary course of business.

     2.4    AUTHORITY; NO CONFLICTS; CONSENTS AND APPROVALS.

            (a) AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement and any other agreement, document or instrument to be executed by the Company in connection with the Merger (the "COMPANY TRANSACTION DOCUMENTS") and, subject to obtaining the necessary approval of its shareholders in accordance with the MBCA, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the Merger to the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Voting Common Stock and Series B Preferred Stock in accordance with the MBCA. This Agreement and the Company Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

            (b) NO CONFLICTS. The execution and delivery of this Agreement and the Company Transaction Documents by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give to others a right of termination, amendment, cancellation or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of a Lien on any assets or properties of the Company or any Company Subsidiary pursuant to (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION"): (i) any provision of the Organizational Documents of the Company or any Company Subsidiary or (ii) except as disclosed in SECTION 2.4(b)(ii) OF THE COMPANY DISCLOSURE SCHEDULE, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other material agreement, obligation, instrument, permit, concession, franchise or license binding upon or held by the Company or any Company Subsidiary or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its Subsidiaries or their respective properties or assets.

            (c) CONSENTS AND APPROVALS. No material consent, approval, order or authorization of, or registration, declaration, notice to or filing with, any domestic (federal, state or local), foreign or supranational court, commission, governmental body, regulatory agency, administrative agency or other governmental or regulatory authority or agency (a "GOVERNMENTAL

ENTITY") is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement and the Company Transaction Documents by the Company or the consummation of the transactions contemplated hereby or thereby except for (i) compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing and recordation of the appropriate merger documents as required by the MBCA and (iii) compliance with Sections 302A.471 and 302A.473 of the MBCA regarding dissenters' rights.

     2.5 FINANCIAL STATEMENTS. Attached to SECTION 2.5 OF THE COMPANY DISCLOSURE SCHEDULE are true and correct copies of (i) the audited consolidated balance sheets of the Company as of December 31, 2002, 2001 and 2000 and the audited consolidated statements of operations and comprehensive income, shareholders' deficit and cash flows of the Company for each of the years ended December 31, 2002, 2001, 2000, and 1999 (collectively, the "ANNUAL FINANCIAL STATEMENTS"); and (ii) an unaudited consolidated balance sheet of the Company as of February 28, 2003 (the "LATEST BALANCE SHEET") and the unaudited statement of operations and comprehensive income and cash flows for the two-month period then ended (collectively with the Latest Balance Sheet, the "LATEST FINANCIAL STATEMENTS"). The Latest Financial Statements and the Annual Financial Statements are based upon information contained in the books and records of the Company and fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated subject, in the case of the Latest Financial Statements, to normal year-end adjustments and the absence of notes (in either case which will be, individually or in the aggregate, immaterial).

     2.6 ABSENCE OF UNDISCLOSED MATERIAL LIABILITIES. None of the Company and its Subsidiaries has any liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) except for: (i) liabilities shown on the Latest Balance Sheet, (ii) liabilities incurred since the date of the Latest Balance Sheet (the "LATEST BALANCE SHEET DATE") in the Ordinary Course, (iii) liabilities otherwise disclosed in the Company Disclosure Schedule, (iv) liabilities to Parent and Merger Sub incurred pursuant to this Agreement or in furtherance of the transactions contemplated under this Agreement, and (v) liabilities that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP. For purposes of this Agreement, "ORDINARY COURSE" means, with respect to any entity, any actions taken in the regular and ordinary course of that entity's business, consistent in all material respects with past practices.

     2.7    COMPLIANCE WITH LAWS; PERMITS AND LICENSES. Except as set forth in
SECTION 2.7 OF THE COMPANY DISCLOSURE SCHEDULE, the Company and its Subsidiaries hold all material permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities ("PERMITS") which are necessary to each of them to own, lease and operate its properties or to carry on its business as now being conducted, and all such Permits are in full force and effect. The Company and its Subsidiaries and the Real Property (as defined in Section 2.12(a)) are in material compliance with the terms of such Permits. Except as set forth in SECTION 2.7 OF THE COMPANY DISCLOSURE SCHEDULE, the businesses of the Company and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which would not reasonably be expected to have a Material Adverse Effect on the Company.

     2.8 LITIGATION. Except as set forth in SECTION 2.8 OF THE COMPANY DISCLOSURE SCHEDULE, as of the date of this Agreement there is (i) no material litigation, arbitration, grievance, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries or any of their respective assets and (ii) no judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries. There is no material litigation, arbitration, grievance, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or adversely affecting the Company or any of its Subsidiaries or any of their respective assets and no judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

     2.9    TAX MATTERS.

     Except as set forth in SECTION 2.9 OF THE COMPANY DISCLOSURE SCHEDULE:

            (a) Each of (x) the Company and (y) any Company Subsidiary and (z) any consolidated, combined or unitary group of which the Company or any Company Subsidiary is or was a member (each, a "COMPANY TAX AFFILIATE" and, collectively, the "COMPANY TAX AFFILIATES"), and any Company Employee Plan (as defined in Section 2.14 hereof), as the case may be, has: (i) timely filed (or has had timely filed on its behalf) all material returns, estimated returns, declarations, reports, estimates, information returns, and statements, including any schedules thereto or other information ("TAX RETURNS"), required to be filed or sent by it in respect of any "TAXES" (as defined below) and such Tax Returns are true, correct and complete in all material respects; (ii) timely and properly paid (or has had paid on its behalf) all Taxes due and payable whether or not shown on such Tax Returns; (iii) properly reserved for Taxes on the Latest Balance Sheet in accordance with GAAP and unpaid Taxes with respect to periods ending on or before the Closing Date will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries and Company Tax Affiliates; and (iv) complied in all material respects with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "CODE") or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages or payments to any independent contractor, creditor, shareholder or other third party and paid over to the proper Governmental Entities all amounts required to be so withheld and paid under all applicable laws. For purposes of this Section 2.9, Company Subsidiary will also include any entity in which the Company has any direct or indirect ownership interest. None of the Company, any Company Subsidiary, or any Company Tax Affiliate is the beneficiary of any extension of time within which to file any Tax Return. For purposes of this Agreement, "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") means all federal, state, local and foreign income, profits, franchise, gross receipts, assets, ad valorem, premium, environmental, customs duty, capital stock, severance, stamp, payroll, sales, transfer, employment, unemployment disability, unemployment insurance, social security, business license, business organization, workers compensation, profits, license, leased service, service use, occupation, windfall profits, unemployment compensation, net worth, capital stock, gains, real property, personal property, use, withholding, excise, production, value added, occupancy, registration, alternative or add-on minimum and other taxes, customs, duties, charges, fees or levies or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax.

            (b) There are no material Liens for Taxes upon any assets of the Company, of any Company Subsidiary or of any Company Tax Affiliate, except Liens for Taxes not yet due and payable.

            (c) No deficiency for any Taxes has been proposed, asserted or assessed against the Company, any Company Subsidiary or any Company Tax Affiliate that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company, any Company Subsidiary or any Company Tax Affiliate regarding the application of the statute of limitations with respect to any Taxes or Tax Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Tax Returns for any Taxable years of the Company, any Company Subsidiary or any Company Tax Affiliate that are still subject to audit, nor is the Company, any Company Subsidiary or any Company Tax Affiliate under Tax audit or other proceeding, nor has there been any notice to the Company, any Company Subsidiary or any Company Tax Affiliate by any taxing authority regarding any such Tax audit or other such proceeding, or is any such Tax audit or other proceeding threatened with regard to any Taxes or Tax Returns of the Company, any Company Subsidiary or any Company Tax Affiliate.

            (d) Neither the Company, any Company Subsidiary nor any Company Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company, any Company Subsidiary, any Company Tax Affiliate or the Surviving Corporation that are not deductible (in whole or in part) under Section 280G of the Code or any corresponding provision of any state, local or foreign Tax law).

            (e) Neither the Company, any Company Subsidiary nor any Company Tax Affiliate: (i) is a party to any agreement providing for the allocation or sharing of Taxes; (ii) is required to include in income any adjustment by reason of a voluntary change in accounting method initiated by the Company or any Company Subsidiary; (iii) has filed a consent under Code Section 341(f) concerning collapsible corporations or has any assets which are subject to an election under Section 341(f) of the Code; (iv) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company); (v) has any liability for the Taxes of any person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise; or (vi) has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

            (f) The Company has delivered or made available to the Parent complete and accurate copies of all Tax Returns of the Company and its Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after December 31, 1996.

Neither the Company nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Company, any Company Subsidiary or any Company Tax Affiliate is required to file any Tax Return that was not filed.

            (g) Neither the Company, any Company Subsidiary nor any Company Tax Affiliate will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portions thereof) ending after the Closing Date as the result of any
(i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Code Section 7121 (or any corresponding provision of state, local or foreign tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding provision of state, local or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or
(v) prepaid amount received on or prior to the Closing Date.

            (h) Neither the Company, any Company Subsidiary nor any Company Tax Affiliate has distributed stock to another entity, or has had its stock distributed to another entity or individual, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

            (i) Neither the Company, any Company Subsidiary nor any Company Tax Affiliate has ever participated in any confidential corporate tax shelter within the meaning of temporary Treasury Regulations Section 301.6111-2T(a)(2).

     2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2002, other than as specifically contemplated by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the Ordinary Course and there has not been (i) any condition, event or occurrence, whether or not arising in the Ordinary Course, which has had or would reasonably be expected to have a Material Adverse Effect on the Company ; or (ii) any action which, if it had been taken after the date hereof, would have required Parent's consent under
Section 4.1 of this Agreement or would have been disclosed under Section 4.1 of the Company Disclosure Schedule.

     2.11 VOTE REQUIRED. The affirmative vote of the holders of a majority of the voting power of all shares of the Voting Common Stock and Series B Preferred Stock, voting together as a single class (the "REQUISITE SHAREHOLDER VOTE"), is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby.

     2.12   TITLE TO PROPERTIES, CONDITION AND SUFFICIENCY OF ASSETS.

            (a) SECTION 2.12(a) OF THE COMPANY DISCLOSURE SCHEDULE includes a list of the real property owned, used or occupied by either the Company or any Company Subsidiary (the "REAL PROPERTY"), its address and the name of the record owner thereof. The Real Property has access, sufficient for the conduct of the business of the Company or any Company Subsidiary as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, potable water, natural gas and other utilities, used in the operation of the business of the Company or any Company Subsidiary at that location.

            (b) The leases described in SECTION 2.12(a) OF THE COMPANY DISCLOSURE SCHEDULE (the "FACILITY LEASES") are in full force and effect, and the Company or a Company Subsidiary holds a valid and existing leasehold interest under each of such leases. The Company has delivered to Parent complete and accurate copies of each of the Facility Leases, and none of the Facility Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Parent. To the knowledge of the Company, no parties to the Facility Leases are in material breach or default of such leases.

            (c) The Company and its Subsidiaries have good and marketable title to each parcel of Real Property identified in SECTION 2.12(a) OF THE DISCLOSURE SCHEDULE as being owned by it and to each of the assets (tangible or intangible) necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, free and clear of all Liens, except for (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the Ordinary Course for obligations not yet due to carriers, warehousemen, laborers and materialmen, (iii) Liens in respect of pledges or deposits under workers' compensation laws and (iv) Liens set forth in SECTION 2.12(c) OF THE COMPANY DISCLOSURE SCHEDULE.

            (d) (i) Except as set forth in SECTION 2.12(d)(i) OF THE COMPANY DISCLOSURE SCHEDULE, to the knowledge of the Company, all of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the business of the Company or its Subsidiaries are in good condition and repair, and are adequate for the uses to which they are being put; (ii) there are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation of the Company as currently being operated; and (iii) each of the Company and its Subsidiaries owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business as currently being conducted.

            (e) Except as set forth in SECTION 2.12(e) OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Company Subsidiary is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties, except for such violations which, individually or in the aggregate, will not or could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in SECTION 2.12(e) OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Company Subsidiary has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property.

            (f) Neither the Company nor any Company Subsidiary is obligated under or bound by any agreement, option, right of first refusal, purchase contract, or other contractual right to sell, lease or dispose of any Real Property owned by it or any portions thereof or interests therein which property, portions and interests, individually or in the aggregate, are material to the conduct of the business of the Company or any Company Subsidiary as currently conducted. Except as set forth in SECTION 2.12(f) OF THE COMPANY DISCLOSURE SCHEDULE, the Real Property and the Facility Leases comprise all of the real property used in the Company's and its Subsidiaries' businesses.

     2.13   EMPLOYEES; LABOR MATTERS.

            (a) The Company and each of its Subsidiaries are in compliance in all material respects with applicable laws, ordinances, regulations, rules, decrees, orders or judgments relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, health and safety and collective bargaining. Except as set forth in SECTION 2.13(a) OF THE COMPANY DISCLOSURE SCHEDULE, as of the date hereof, there are no workers' compensation claims pending against the Company or any Company Subsidiary. There are no workers' compensation claims pending against the Company or any Company Subsidiary except for such claims which, if determined adversely to the Company or a Company Subsidiary, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in SECTION 2.13(a) OF THE COMPANY DISCLOSURE SCHEDULE, to the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Company Subsidiary.

            (b) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike, work stoppage, organizing activities, lockout or other labor controversy involving the Company or any Company Subsidiary which would reasonably be expected to materially interfere with the respective business activities of the Company or any Company Subsidiary. Since December 31, 2002, there has not been (i) any claim of unfair labor practices involving the Company or any Company Subsidiary or (ii) any resignation, termination or removal of any officer of the Company, loss of personnel of the Company or Company Subsidiary or change in the conditions of employment of the Company's officers or any Company Subsidiaries' officers, which with respect to clauses (i) and (ii) has had or would reasonably be expected to have a Material Adverse Effect on the Company.

            (c) Except as set forth in SECTION 2.13(c) OF THE COMPANY DISCLOSURE SCHEDULE, there is no pending or, to the knowledge of the Company, threatened action, claim, complaint, arbitration, proceeding or investigation against the Company or any Company Subsidiary by or before (or that could be brought before) any court, governmental agency, administrative agency, board, commission or arbitrator brought by or on behalf of any prospective, current or former employee, labor organization or other representative of employees of the Company or any Company Subsidiary which would reasonably be expected to have a Material Adverse Effect on the Company.

     2.14   EMPLOYEE BENEFIT PLANS.

            (a) SECTION 2.14(a) OF THE COMPANY DISCLOSURE SCHEDULE discloses each "employee benefit plan", as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by the Company or any Company ERISA Affiliate (as defined below) and covers any employee or former employee (or director or former director) of the Company or any Company ERISA Affiliate or under which the Company or any Company ERISA Affiliate has any liability. Such plans are hereinafter referred to collectively as the "COMPANY EMPLOYEE PLANS." For purposes of this Section 2.14, "COMPANY ERISA AFFILIATE" means any person that is treated as a single employer with the Company under Section 414 of the Code.

            (b) No Company Employee Plan constitutes a "multiemployer plan", as defined in Section 3(37)(A) of ERISA (a "MULTIEMPLOYER PLAN"), and no Company Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. Neither the Company nor any Company ERISA Affiliate has at any time within the last six years maintained, contributed or been obligated to contribute to any Multiemployer Plan. No Company Employee Plan is subject to Title IV of ERISA, Code Section 412 or ERISA Section 302. Neither the Company nor any Company ERISA Affiliate has any outstanding liability under Title IV of ERISA.

            (c) Each Company pension, as defined in Section 3(2)(A) of ERISA, or profit sharing plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to Parent copies of the most recent Internal Revenue Service determination letters with respect to the Company pension plans and profit sharing plans. Each Company Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plans.

            (d) SECTION 2.14(d) OF THE COMPANY DISCLOSURE SCHEDULE lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Company Employee Plan,
(ii) is entered into, maintained or contributed to, as the case may be, by the Company or any Company ERISA Affiliate and (iii) covers any employee or former employee (or director or former director) of the Company or any Company ERISA Affiliate. Such contracts, plans and arrangements as are described above, copies and descriptions (including descriptions of the number and level of employees covered thereby) of all of which have been made available or furnished previously to Parent, are hereinafter referred to collectively as the "COMPANY BENEFIT ARRANGEMENTS." Each Company Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Company Benefit Arrangement. Except as set forth in SECTION 2.14(d) OF THE COMPANY DISCLOSURE SCHEDULE and except as provided by law, the employment of all persons presently employed or retained by the Company or any Company Subsidiary is terminable at will.

            (e) Except as set forth in SECTION 2.14(e) OF THE COMPANY DISCLOSURE SCHEDULE, the Company and the Company ERISA Affiliates have no post-retirement health and medical benefits for retired employees. No condition exists that would prevent the Company, Parent or any affiliate of Parent from amending or terminating any Company Employee Plan or Company Benefit Arrangement, other than any limitations imposed under ERISA or the Code.

            (f) With respect to all Company Employee Plans and Company Benefit Arrangements, (i) all insurance premiums which are due have been paid in full,
(ii) all contributions which are due have either been made or properly accrued and reported on the Company's Latest Financial Statements, and (iii) all other liabilities have been properly accrued and reported on the Company's Latest Balance Sheet. No litigation or governmental administrative proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Company Employee Plan or Company Benefit Arrangement which, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect on the Company.

            (g) Except as set forth in SECTION 2.14(g) OF THE COMPANY DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any Company Subsidiary under any Company Employee Plan or

Company Benefit Arrangement or otherwise from the Company or any Company Subsidiary, (ii) increase any benefits otherwise payable under any Company Employee Plan or Company Benefit Arrangement or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     2.15   INTELLECTUAL PROPERTY.

            (a) The Company or one of its Subsidiaries owns, or has the enforceable rights to use pursuant to written license agreements set forth on
SECTION 2.15(a)(i) OF THE COMPANY DISCLOSURE SCHEDULE, free and clear of all liens, security interests or other encumbrances, all trademarks, tradenames, service marks, Internet domain names, trade dress, patents, patent applications or other applications for registration of intellectual property, copyrights, technology, software, know-how, trade secrets and processes used by the Company or any Company Subsidiary in their respective businesses as presently conducted or necessary therefor (the "INTELLECTUAL PROPERTY"), except for those the failure to own or have such legal right to use as would not reasonably be expected to have a Material Adverse Effect on the Company. SECTION 2.15(a)(ii) OF THE COMPANY DISCLOSURE SCHEDULE identifies all trademarks, tradenames, service marks, patents, patent applications or other applications for registration of intellectual property held by the Company.

            (b) No claim has been asserted and is pending, or to the Company's knowledge is threatened, by any person challenging the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, except for such matters as would not reasonably be expected to have a Material Adverse Effect on the Company.

            (c) The conduct of the Company's and its Subsidiaries' businesses and their respective use of the Intellectual Property do not infringe on the intellectual property or other rights of any person, except infringements that would not reasonably be expected to have a Material Adverse Effect on the Company.

            (d) To the knowledge of the Company, no third party has infringed any of the Intellectual Property, except for such infringements as would not reasonably be expected to have a Material Adverse Effect on the Company.

            (e) Except to the extent that it would not reasonably be expected to have a Material Adverse Effect on the Company, the owners of any Intellectual Property licensed to the Company have taken all reasonably necessary and desirable actions to maintain and protect such Intellectual Property.

     2.16   ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

            (a)   For purposes of this Agreement:

                  (i) "ENVIRONMENTAL LAWS" means any federal, state or local law, regulation, order, decree, permit or authorization, the common law or any agency requirement with force of law as enacted or amended prior to the date hereof relating to the protection, pollution or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources; including, without limitation, those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, control, cleanup, release or threatened release of any Hazardous Substance.

                  (ii) "HAZARDOUS SUBSTANCE" means any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous materials," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law, including without limitation, pesticides, petroleum products or by-products, asbestos or polychlorinated biphenyls.

            (b) Except as set forth in SECTION 2.16(b) OF THE COMPANY DISCLOSURE SCHEDULE:

                  (i) The Company and its Subsidiaries are in compliance in all material respects with applicable Environmental Laws.

                  (ii) To the knowledge of the Company, no property (including buildings and any other structures) currently or formerly owned, used or operated by the Company or any Company Subsidiary (or which the Company or any Company Subsidiary would be deemed to have owned, used or operated under any Environmental Law) has been contaminated with, or had any release or threat of release of, any Hazardous Substance and no Hazardous Substances are present in, on or under any such property in such form, quantity or substance so as to create any liability for the Company or its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on the Company.

                  (iii) To the knowledge of the Company, neither the Company nor any Company Subsidiary is subject to any material liability for any Hazardous Substance disposal or contamination on any other third-party property.

                  (iv) There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or request for information by any Governmental Entity, relating to any Environmental Law involving the Company or any Company Subsidiary.

                  (v) Neither the Company nor any of its Subsidiaries are subject to or bound by any order, decree, injunction or other agreement with any Governmental Entity or any third party in connection with any legal obligation or liability relating to any Environmental Law.

            (c) The Company has made available to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in the Company's possession or reasonably available to it, relating to the Company or any Company Subsidiary or any currently or formerly owned, used or operated property.

     2.17 BROKERS OR FINDERS. Except as set forth in SECTION 2.17 OF THE COMPANY DISCLOSURE SCHEDULE, no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

     2.18 INSURANCE POLICIES. SECTION 2.18 OF THE COMPANY DISCLOSURE SCHEDULE contains a list of all insurance policies and bonds material to the business of the Company and its Subsidiaries (including the Company Employee Plans and the Company Benefit Arrangements). All of the Company's and its Subsidiaries' insurance and umbrella policies insuring the Company and its Subsidiaries and their directors, officers, agents, properties and businesses, are valid and in full force and effect and without any premium past due, and there are no claims, individually or in the aggregate, under such policies which are in excess of the limitations of coverage set forth in such policies. Neither the Company nor any Company Subsidiary has received notice of default under, or intended cancellation or non-renewal of, any policies of insurance or bonds which insure the properties, business, Company Employee Plans, Company Benefit Arrangements or liability of the Company or any Company Subsidiary. All insurance policies maintained by the Company and its Subsidiaries will remain in full force and effect and may reasonably be expected to be renewed on comparable terms following consummation of the transactions contemplated by this Agreement (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause).

     2.19 AFFILIATE TRANSACTIONS. Except as disclosed in SECTION 2.19 OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Company Subsidiary, nor any shareholders, directors, officers, or employees of the Company or of any Company Subsidiary or any of their spouses or any entity controlled by any one or more of them (or controlling or under common control with any one or more of them) is presently or has been since December 31, 2001 involved in any material business arrangement or relationship with the Company or its Subsidiaries nor does any such person own any material asset, tangible or intangible, which is necessary to conduct the business of the Company or its Subsidiaries as currently conducted. No affiliate of the Company or any Company Subsidiary has any claim or cause of action against the Company or any Company Subsidiary, or owes any money to, or is owed any money by, the Company or any Company Subsidiary.

     2.20   CONTRACTS AND COMMITMENTS.

            (a) Except as disclosed in SECTION 2.20 OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Company Subsidiary is a party to any of the following contracts, agreements or arrangements, whether written or oral (the "SCHEDULED CONTRACTS"):

                  (i) pension, profit-sharing, retirement, hospitalization, group insurance, medical expense reimbursement, death benefit, disability, deferred compensation, fringe benefit, stock option, stock purchase, stock bonus, incentive compensation, bonus, or any other employee benefit plan;

                  (ii) collective bargaining agreements or other contracts with any labor union, or any contract, whether written or oral (excluding any oral or written contract that is terminable-at-will under the laws of the relevant jurisdiction without severance obligations), for the employment of any officer, individual employee, or other person on a full-time, part-time, consulting or other basis, or any agreement relating to loans to officers, directors or affiliates;

                  (iii) contracts or agreements related to the voting of the shares of the Company or any Company Subsidiary or the election of directors of the Company or any Company Subsidiary;

                  (iv) agreements or indentures relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any asset or group of assets of the Company or any Company Subsidiary or otherwise related to any Indebtedness;

                  (v) guarantees of any obligation, except for guarantees of the obligations of wholly owned Subsidiaries;

                  (vi) contracts or agreements (A) prohibiting it from freely engaging or competing in any business anywhere in the world, or (B) entered into, other than in the Ordinary Course, restricting the right of the Company or any Company Subsidiary to use or disclose any information in its possession;

                  (vii) partnership, joint venture, or other similar contract arrangements which involve the sharing of revenues, profits, losses, costs or liabilities;

                  (viii) any contracts relating to the acquisition or disposition of any business of the Company or a Company Subsidiary (whether by merger, sale of stock, sale of assets or otherwise) under which the Company or a Company Subsidiary has any outstanding obligations or liabilities;

                  (ix)   warranty agreements;

                  (x) any license, distribution, development, purchase or sale agreement or other similar agreement providing for the payment or receipt of royalties or other compensation by the Company or any Company Subsidiary in connection with any Intellectual Property Rights;

                  (xi) any other contract which creates future payment obligations in excess of at least $50,000 in the aggregate in any calendar year and which by its terms does not terminate or is not terminable without penalty upon notice of 90 days or less;

                  (xii) any contract creating a future payment obligation to the Company or any Company Subsidiary in excess of $50,000 in any calendar year;

                  (xiii) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any Company Subsidiary to which the Company or a Company Subsidiary is a party entered into since December 31, 1997, including, without limitation, any agreement with any shareholder or former shareholder of the Company or any Company Subsidiary which includes anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

                  (xiv) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any Company Subsidiary or any contract or agreement involving fixed price or fixed volume arrangements; and

                  (xv)   any contract not entered into in the Ordinary Course.

            (b) The Company has made available to Parent true and complete copies of each of the Scheduled Contracts (or, if oral, a written summary of such Scheduled Contracts).

            (c) All of the Scheduled Contracts are valid, binding and enforceable in accordance with their respective terms (assuming the other parties thereto are bound) and are in full force and effect against the Company or Company Subsidiary as the case may be and to the knowledge of the Company against the other parties thereto, except to the extent they have previously expired in accordance with their terms. As of the date of this Agreement, the Company has no knowledge of any notice or threat to terminate any such Scheduled Contracts. Neither the Company nor, to the knowledge of the Company, any other party is in default in complying with the material provisions of any such Scheduled Contract that is material to the business of the Company or any Company Subsidiary as currently conducted and the Company does not have knowledge of any condition or event or fact that exists which, with notice, lapse of time or both, could constitute a default thereunder on the part of the Company.

     2.21 PRODUCT WARRANTIES. The products manufactured, sold, leased, and delivered by the Company and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and neither the Company nor any Company Subsidiary has any material liability for replacement or repair thereof or other damages or liabilities in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Latest Balance Sheet as proportionately adjusted for operations and transactions from the Latest Balance Sheet Date through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries and in accordance with GAAP.

     2.22 INVENTORY. The inventory of the Company and its Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, none of which is obsolete, damaged or defective, subject to the reserve for inventory write-down on the Latest Balance Sheet as adjusted for operations and transactions through the Closing Date. The values of the inventories stated on the Latest Balance Sheet reflect the normal inventory valuation policies of the Company and were determined in accordance with GAAP. Purchase commitments for raw materials and parts are not in excess of normal requirements and, to the Company's knowledge, none are at prices materially in excess of current market prices.

     2.23   ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.

            (a) All accounts receivable reflected in the books and records of the Company and its Subsidiaries represent valid and enforceable obligations arising from sales actually made or services actually performed in the Ordinary Course subject to the reserve for bad debts on the Latest Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with past custom and with GAAP. Since December 31, 2002, the Company and its Subsidiaries have collected their accounts receivable in the Ordinary Course and in a manner which is consistent with their respective past practices. Except as set forth in SECTION 2.23(a) OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries has any accounts receivable from any person which is affiliated with it or any directors, officers, employees or shareholders except for inter-company receivables.

            (b) All accounts payable and notes payable of the Company and its Subsidiaries arose in bona fide arm's length transactions in the Ordinary Course and no such payable or note payable is delinquent in its payment. Since December 31, 2002, the Company and its Subsidiaries have paid their accounts payable in the Ordinary Course and in a manner which is consistent with their respective past practices. Neither the Company nor any of its Subsidiaries has any account payable to any person which is affiliated with it or any directors, officers, employees or shareholders.

     2.24 CUSTOMERS AND DISTRIBUTORS. SECTION 2.24 OF THE COMPANY DISCLOSURE SCHEDULE sets forth the name of each customer and distributor of the Company or of a Company Subsidiary who accounted for more than five percent (5%) of the consolidated revenues of the Company for each of the fiscal years ended December 31, 2001 and 2002 (the "MAJOR CUSTOMERS AND DISTRIBUTORS"). During the six months prior to the date of this Agreement, except as set forth in SECTION 2.24 OF THE COMPANY DISCLOSURE SCHEDULE, none of the Major Customers and Distributors has cancelled or otherwise terminated its relationship with the Company or any Company Subsidiary or has materially decreased its usage or purchase of the services or products of the Company or any Company Subsidiary. As of the date of this Agreement, none of the Major Customers and Distributors has, to the knowledge of the Company, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or any Company Subsidiary or its usage, purchase or distribution of the services or products of the Company or any Company Subsidiary.

     2.25 ILLEGAL PAYMENTS. Nether the Company nor any Company Subsidiary nor, to the Company's knowledge, any of their affiliates has ever offered, made or received on behalf of the Company or any Company Subsidiary any illegal payment or contribution of any kind, directly or indirectly, including without limitation, payments gifts or gratuities, to any person, entity, or United States or foreign national, state or local government officials, employees or agents or candidates therefor.

     2.26 NO OTHER REPRESENTATIONS OR WARRANTIES. Except as expressly set forth in this Agreement or in the Company Transaction Documents or any related closing certificates, neither the Company, any Company Subsidiary, nor any other person makes any representation or warranty, express or implied, at law or in equity, with respect to either the Company, any of the assets, liabilities or operations of the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries, including without limitation, with respect to merchantability or fitness for any particular purpose, and any such representations and warranties are hereby expressly disclaimed. Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge that they have not relied upon any representation, estimate, projection or statement made by or on behalf of the Company as to the future profitability of the Company or the business of the Company.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF PARENT AND
                                   MERGER SUB

     Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate authority to carry on its business as now being conducted and to own and use the properties and assets owned and used by it. True and complete copies of the Organizational Documents of the Parent and Merger Sub have been furnished by Parent to the Company for inspection to the extent requested by the Company.

     3.2    AUTHORITY; NO CONFLICTS; CONSENTS AND APPROVALS.

            (a) AUTHORITY. Each of Parent and Merger Sub has all requisite corporate power and corporate authority to execute and deliver this Agreement and any other agreement, document or instrument to be executed by Parent or Merger Sub in connection with the Merger (the "PARENT/MERGER SUB TRANSACTION DOCUMENTS") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent/Merger Sub Transaction Documents by Parent and Merger Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and (assuming the due authorization and valid execution and delivery of this Agreement by the Company) constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against them in accordance with its terms.

            (b) NO CONFLICTS. The execution and delivery of this Agreement and the Parent/Merger Sub Transaction Documents by Parent and Merger Sub do not or will not, as the case may be, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby will not, result in any Violation of: (i) any provision of the Organizational Documents of Parent and Merger Sub or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in
Section 3.2(c) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license binding upon or held by Parent or Merger Sub or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets.

            (c) CONSENTS AND APPROVALS. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and the Parent/Merger Sub Transaction Documents by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby and thereby, except for the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to Section 2.4(c)(ii).

     3.3 ACTIONS AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or shareholders of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or businesses that would materially impair the ability of Parent or Merger Sub to perform their obligations hereunder. There are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or shareholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would materially impair the ability of Parent or Merger Sub to perform their obligations hereunder.

     3.4 BROKERS OR FINDERS. Except for the payments described in Section 8.1 of this Agreement, no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

     3.5 MERGER SUB. All of the outstanding capital stock of Merger Sub is owned by Parent free and clear of any Liens. Since the date of its incorporation, Merger Sub has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

     3.6 NO OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Agreement or in any other exhibits, certificates or statements delivered in connection herewith by or on behalf of Parent or Merger Sub, neither Parent nor Merger Sub, nor any other person makes any representation or warranty, express or implied, at law or in equity, with respect to either Parent or Merger Sub, any of the assets, liabilities or operations of Parent or Merger Sub or the business of parent or Merger Sub, including without limitation, with respect to merchantability or fitness for any particular purpose, and any such representations and warranties are hereby expressly disclaimed. Without limiting the generality of the foregoing, the Company acknowledges that it has not relied upon any representation, estimate, projection or statement made by or on behalf of the Parent or Mergers Sub as to the future profitability of the Company, Parent or Merger Sub or any of their respective businesses.

                                    ARTICLE 4
                                    COVENANTS

     4.1 CONDUCT OF BUSINESS PENDING THE CLOSING. During the period from the date of this Agreement and continuing until the Effective Time (except as otherwise expressly permitted by this Agreement, specifically disclosed in
SECTION 4.1 TO THE COMPANY DISCLOSURE SCHEDULE or to the extent that Parent shall specifically consent in writing):

            (a) The Company shall, and shall cause each of its Subsidiaries to, carry on its business in the Ordinary Course.

            (b) Without limiting the generality of Section 4.1(a), the Company shall not, and shall not permit any of its Subsidiaries to):

                  (i) (A) declare, set aside or pay any dividends on, or make other distributions in respect of any of its capital stock or otherwise make any payments to its shareholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, or any rights, warrants or options to acquire any such shares or other securities or amend any of the terms of (including the vesting of) any Options or Warrants except in such manner as to permit or facilitate the transactions contemplated by this Agreement;

                  (ii) issue, deliver or sell, pledge, dispose of or otherwise encumber any shares of capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (A) the issuance of shares of the Common Stock upon the exercise of Options outstanding on the date of this Agreement or (B) the issuance of shares of its capital stock upon the exercise of the Warrants outstanding on the date of this Agreement in accordance with their terms;

                  (iii)  amend its Organizational Documents;

                  (iv) create, assume, or incur any Indebtedness for Borrowed Money, guarantee any such Indebtedness for Borrowed Money or any loans, advances or capital contributions to, or other investments in, any other person, other than (A) borrowings under credit facilities existing on the date of this Agreement, and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

                  (v) make capital expenditures or enter into binding contracts to make capital expenditures in excess of $1,500,000;

                  (vi) sell, lease or otherwise dispose of or encumber material properties or material assets of the Company or any of its Subsidiaries other than inventory in the Ordinary Course, except Liens for Taxes not currently due;

                  (vii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                  (viii) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Employee Plan, Company Benefit Arrangement or employment or consulting agreement, except as required by applicable law;

                  (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the Ordinary Course in salaries or wages of employees of the Company or any of its Subsidiaries) or, except as may be required by the terms of an employment agreement or Company Benefit Arrangement, grant any severance or termination pay to, or enter into or amend any employment, bonus or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (x) make any change to accounting policies or procedures (other than actions required to be taken by GAAP);

                  (xi) enter into or amend, modify, renew or terminate any transaction or agreement involving any merger, consolidation, joint venture, license agreement, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring, or a purchase, sale, lease or other acquisition or disposition of material assets of the Company, any Company Subsidiary or any other persons;

                  (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction in the Ordinary Course;

                  (xiii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises or litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $50,000;

                  (xiv) enter into any transaction, contract or arrangement with any affiliate, except as required under the present terms of any contract or arrangement with any such affiliate in effect on the date of this Agreement;

                  (xv) enter into any other material agreement outside the Ordinary Course;

                  (xvi) request or require any person to accelerate the payment of the accounts receivable of the Company or any Company Subsidiary or factor any accounts receivable of the Company or any Company Subsidiary;

                  (xvii) defer the payment of accounts payable of the Company or any Company Subsidiary beyond the normal payment practices in the Ordinary Course;

                  (xviii)enter into or amend any Scheduled Contract (except in the Ordinary Course); or

                  (xix) agree, or commit to agree, to take any action not permitted to be taken pursuant to this Section 4.1(b).

     4.2    NO SOLICITATION.

            (a) The Company shall, and shall instruct its officers, directors, shareholders, employees or agents to, immediately terminate all discussions or negotiations existing on the date hereof, if any, with any third party with respect to, or any that could reasonably be expected to lead to or contemplate the possibility of, a Sale Transaction. For purposes of this Agreement, the term "SALE TRANSACTION" means any offer or proposal concerning any (i) merger, consolidation or business combination transaction involving the Company or any of its Subsidiaries, (ii) sale or other disposition of assets of the Company or its Subsidiaries not in the Ordinary Course, or (iii) issuance, sale, or other disposition of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) of the Company or any of its Subsidiaries.

            (b) Until the Effective Time (or earlier termination of this Agreement), the Company shall not, and shall instruct its respective officers, directors, shareholders, employees and agents not to, (i) solicit, facilitate or encourage any proposal with respect to a Sale Transaction, (ii) solicit the employment of, or offer to employ, any employee of the Company and/or any related entity with any other entity, (iii) enter into any discussions with any person, or provide to any person any information, with respect to any proposal with respect to a Sale Transaction or (iv) discuss or negotiate, or enter into any sale or other agreement with respect to a Sale Transaction. Any failure by the respective officers, directors, shareholders and agents of the Company to follow the instructions of the Company under this Section 4.2(b) shall constitute a breach by the Company of this Section 4.2(b).

     4.3 MEETING OF SHAREHOLDERS. The Company shall, promptly after the date of this Agreement, take all action necessary in accordance with the MBCA and its articles of incorporation and bylaws to obtain approval, ratification and consent by the shareholders of the Company of this Agreement and the related plan of merger, and the Company shall consult with Parent in connection therewith.

     4.4 ACCESS TO INFORMATION. From the date hereof until the Effective Time, the Company and the Company Subsidiaries will give Parent and its counsel, financial advisors, auditors and other authorized representatives and its financing sources full access to the offices, properties, books and records of the Company and the Company Subsidiaries at reasonable times and upon reasonable notice, and will instruct the employees, counsel, financial advisors and auditors of the Company and the Company Subsidiaries to cooperate with Parent and each such representative and financing source in all reasonable respects in its investigation of the business of the Company. Parent and each such representative and financing source will conduct such investigation in a manner as not to unreasonably interfere with the operations of the Company and will take all necessary precautions (including obtaining the written agreement of its respective employees or representatives involved in such investigation) to protect the confidentiality of any information of the Company disclosed to such persons during such investigation.

     4.5 HART-SCOTT-RODINO ACT. Within five business days after the date hereof, each of the Company, Parent and Merger Sub will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will exercise reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary or advisable.

     4.6 CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement between the Company and Parent dated October 30, 2002 (the "CONFIDENTIALITY AGREEMENT") shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Parent agree to comply with the terms of such Confidentiality Agreement.

     4.7 DEPOSIT OF ESCROW FUNDS. At the Effective Time, the Escrow Agreement shall be executed and delivered by the parties thereto, and Parent shall deposit with the Escrow Agent, by wire transfer of same day funds, the Escrow Funds. The Escrow Funds shall remain deposited with the Escrow Agent and shall be subject to and payable in accordance with the terms of the Escrow Agreement and this Agreement.

     4.8 PAYMENT OF INDEBTEDNESS FOR BORROWED MONEY. On the Closing Date, the Company will provide to Parent customary pay-off letters in form reasonably acceptable to Parent from all holders of Indebtedness for Borrowed Money (other than with respect to the Bonds, the Special Assessments and the capital lease obligations of the Company) outstanding immediately prior to the Effective Time. At or immediately following the Effective Time, Parent and/or the Company (as determined by Parent) shall deliver to all holders of Indebtedness for Borrowed Money (other than with respect to the Bonds, the Special Assessments and the capital lease obligations of the Company) an amount sufficient to repay all of the Indebtedness for Borrowed Money (other than with respect to the Bonds, the Special Assessments and the capital lease obligations of the Company) outstanding immediately prior to the Effective Time, with the result that immediately following the Effective Time there will be no further monetary obligation of the Company with respect to any of the Indebtedness for Borrowed Money (other than with respect to the Bonds, the Special Assessments and the capital lease obligations of the Company) outstanding immediately prior to the Effective Time. On the Closing Date, Parent and/or the Company (as determined by Parent) shall also make payment of the Tax Equalization Payments, the Unpaid Management Fees and the Company Transaction Expenses in accordance with Section 1.13.

     4.9 REASONABLE EFFORTS. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable best efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Parent and Merger Sub shall use their commercially reasonable best efforts to cause the financing of the transactions contemplated hereby to be fulfilled.

     4.10   INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

            (a) CONTINUATION OF ORGANIZATIONAL DOCUMENTS OBLIGATIONS. The Company shall and, from and after the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain the right to indemnification and exculpation of officers and directors provided for in the Organizational Documents of the Company as in effect on the date hereof, with respect to indemnification and exculpation for acts and omissions occurring prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement.

            (b) CONTINUATION OF DIRECTORS' AND OFFICERS' INSURANCE. Until the third anniversary of the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance covering the persons who are presently covered by the Company's officers' and directors' liability insurance policies (copies of which have heretofore been delivered to Parent) with respect to actions and omissions occurring prior to the Effective Time, by obtaining tail coverage of such existing insurance policies on terms which are not less favorable than the terms of such current insurance in effect for the Company on the date hereof and providing coverage only with respect to matters occurring prior to the Effective Time, to the extent that such tail coverage can be maintained at an annual cost to the Surviving Corporation of not greater than 200% of the annual premium for the Company's current insurance policies and, if such tail coverage cannot be so maintained at such cost, providing as much of such insurance as can be so maintained at a cost equal to 200% of the annual premium for the Company's current insurance policies.

     4.11 PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law, no party hereto shall make any press release or public announcement with respect to this Agreement, the Merger or the transactions contemplated hereby without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld or delayed).

                                    ARTICLE 5
                              CONDITIONS PRECEDENT

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) SHAREHOLDER APPROVAL. This Agreement shall have been approved by the requisite vote of the holders of Voting Common Stock and Series B Preferred Stock;

            (b) HSR ACT. Any waiting period applicable to the Merger under the HSR Act (including any extension thereof) shall have expired or been terminated;

            (c) NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by a United States federal or state court of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

            (d) STATUTES. There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Entity which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement; and

            (e) ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by the Company, the Selling Parties (as defined in Section 7.9(d)), the Selling Parties' Representative (as defined in Section 7.9(d)) and the Escrow Agent.

     5.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company set forth in Article 2 of this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified by their terms as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date as if made on and as of such date (other than those representations and warranties that address matters as of a particular date which shall be true and correct as of the date referred to therein);

            (b) PERFORMANCE. The Company shall have performed all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it under this Agreement;

            (c) CONSENTS. The Company shall have obtained or caused to be obtained, each consent or approval required to complete the Merger or triggered by the Merger under the contracts listed on EXHIBIT E hereto;

            (d) STEARNS COUNTY STEAM CORP. The Company shall have entered into that certain Put/Call Agreement in substantially the form of EXHIBIT F with respect to the outstanding capital stock of Stearns County Steam Corp., a Minnesota corporation, with the shareholders thereof;

            (e)   COMPANY DELIVERIES. The Company shall have delivered to
Parent: (i) certified copies of resolutions of the board of directors of the Company authorizing the execution of this Agreement and the Company Transaction Documents to which the Company is a party; (ii) certificates issued by the appropriate Secretary of State certifying that the Company and each of its Subsidiaries is in good standing in such state as of the most recent practicable date; (iii) copies of all actions by written consent or minutes of shareholders meetings of the Company adopting this Agreement and approving the Merger; (iv) a certificate of the Secretary of the Company certifying that the resolutions referenced in paragraphs (i) and (iii) above, as applicable, are in full force and effect and have not been amended or modified, and that the officers of such corporation are those persons named in the certificate; (v) a certificate of the Secretary of the Company certifying as to the satisfaction of the conditions in
Section 5.1(a) and Sections 5.2(a), (b), (c) and (d); (vi) an opinion from Kaplan, Strangis and Kaplan, P.A., counsel to the Company and the Sellers, in substantially the form of EXHIBIT G hereto; (vii) the payoff letters contemplated by Section 4.8; (viii) consents or waivers required as a result of the Merger with respect to the contracts listed in EXHIBIT E; and (ix) such other customary documents, instruments or certificates as shall be reasonably requested by the Parent and as shall be consistent with the terms of this Agreement;

            (f) RELEASES. Each of Marathon Fund Limited Partnership III, Continental Illinois Venture Corporation and Sankaty High Yield Asset Partners, L.P. shall have executed and delivered to the Company a release in the form of EXHIBIT H;

            (g) DIRECTOR RESIGNATIONS. All of the Directors of the Company and its Subsidiaries shall have resigned;

            (h)   DISSENTING SHARES.  There shall be no Dissenting Shares;

            (i) FIRPTA. The Company, on behalf of each shareholder who is not a "United States Person," within the meaning of Section 7701(a)(30) of the Code, shall deliver to the Parent a statement (conforming to the requirements under Section 1.897-2(h)(1)(i) of the United States Treasury Regulations) addressed to the Parent that the Company stock held or beneficially owned by such shareholder as of the date of Closing is not a "United States real property interest" within the meaning of Section 897(c) of the Code and the United States Treasury Regulations thereunder and, on behalf of each shareholder who is a "United States Person" within the meaning of Section 7701(a)(30) of the Code, shall deliver to the Parent a "Non-Foreign Person Affidavit", as provided pursuant to
Section 1445 of the Code in the form attached hereto as EXHIBIT I;

            (j) PURCHASE AND EXCHANGE AGREEMENT. The Management Shareholders shall have performed their respective obligations under the Purchase and Exchange Agreement; and

            (k) EXECUTIVES. John Fitzpatrick and four of the following six executives of the Company shall be employed by the Company or a Company
Subsidiary: Dale Herbst, John Sleva, Paul Becker, Lynn McClintock, Robert Bennet and Joel Beyer.

     5.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Parent and Merger Sub set forth in Article 3 of this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified by their terms as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date as if made on and as of such date (other than those representations and warranties that address matters as of a particular date which shall be true and correct as of the date referred to therein;

            (b) PERFORMANCE. Parent and Merger Sub shall have performed all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by them under this Agreement; and

            (c)   PARENT DELIVERIES. Parent shall have delivered to the Company:
(i) certified copies of resolutions of the boards of directors of Parent and Merger Sub authorizing the execution of this Agreement and the Parent/Merger Sub Transaction Documents to which they are a party together with certificates of the Secretaries of each of Parent and Merger Sub that such resolutions are in full force and effect and have not been amended or modified; (ii) a certificate of the Secretary of Parent certifying as to the satisfaction of the conditions in Section 5.3(a) and (b); and (iii) such other customary documents, instruments or certificates as shall be reasonably requested by the Company and as shall be consistent with the terms of this Agreement.

                                    ARTICLE 6
                            TERMINATION AND AMENDMENT

     6.1 TERMINATION BY EITHER THE COMPANY OR PARENT. This Agreement may be terminated at any time prior to the Effective Time by either the Company or Parent, whether before or after adoption of this Agreement by the Company's shareholders:

            (a) by the mutual written consent of Parent and the Company, by action of their respective boards of directors;

            (b) if any United States federal or state Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement shall have used its commercially reasonable efforts to remove or lift such order, decree, ruling or other action;

            (c) if the Merger has not been consummated by April 11, 2003, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement; and

            (d) if, at a duly held shareholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger are voted upon (the "SPECIAL MEETING"), the Requisite Shareholder Vote shall not have been obtained.

     6.2 TERMINATION BY PARENT. This Agreement may also be terminated by Parent at any time prior to the Effective Time:

            (a) if (i) any covenant or agreement of the Company contained in this Agreement shall be materially breached, or (ii) the Company shall be in breach of any of its representations and warranties contained in this Agreement such that the condition set forth in Section 5.2(a) would not be satisfied (each, a "TERMINATING COMPANY BREACH"); and

            (b) such Terminating Company Breach shall not have been cured by the Company within thirty (30) days of receipt of written notice of such Terminating Company Breach.

     6.3 TERMINATION BY THE COMPANY. This Agreement may also be terminated by the Company at any time prior to the Effective Time:

            (a) if (i) any covenant or agreement of the Parent or Merger Sub contained in this Agreement shall be materially breached, or (ii) Parent and Merger Sub shall be in breach of any of their representations and warranties contained in this Agreement such that the condition set forth in Section 5.3(a) would not be satisfied (each, a "TERMINATING PARENT BREACH"); and

            (b) such Terminating Parent Breach shall not have been cured by Parent or Merger Sub within thirty (30) days of receipt of written notice of such Terminating Parent Breach.

     6.4    EFFECT OF TERMINATION.

            (a) In the event of termination of this Agreement by either the Company or Parent as provided in this Article 6, written notice shall immediately be given by the other party and this Agreement shall forthwith become void, the Merger shall be abandoned and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, shareholders, affiliates, representatives, agents, employees or advisors, except, with respect to Parent, Merger Sub and the Company, (i) with respect to Section 4.6, this Section 6.4, Article 7 and
Article 8, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party or parties of this Agreement.

     6.5 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after adoption of this Agreement by the Company's shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     6.6 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE 7
                            SURVIVAL, INDEMNIFICATION

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY, PARENT AND MERGER SUB.

            (a)   Except as provided in paragraph (c) below:

                  (i) the representations and warranties of the Company set forth in this Agreement (other than those representations and warranties of the Company set forth in Section 2.9 of this Agreement (the "COMPANY TAX REPRESENTATIONS")), any Company Transaction Document, and in any related closing certificate furnished in connection herewith shall survive the Closing Date but shall expire on the General Expiration Date (as defined in Section 7.9(d)); and

                  (ii) the Company Tax Representations shall survive the Closing Date but shall expire on the Tax Expiration Date applicable to the matters set forth therein.

            (b) Except as provided in paragraph (c) below, the representations and warranties of Parent and Merger Sub set forth in this Agreement and in any related agreement, or in any certificate, furnished in connection herewith shall survive until the General Expiration Date.

            (c) Notwithstanding paragraphs (a) and (b) above, any representation or warranty in respect of which indemnity may be sought under
Article 7, and the indemnity with respect thereto, shall survive the applicable Expiration Date (as defined in Section 7.9(d)) if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to the Expiration Date.

     7.2 INDEMNIFICATION BY THE COMPANY OR SELLING PARTIES. The Company and its successors and assigns, if the Closing shall not occur, and the Selling Parties (as defined in Section 7.9(d)) and each of their successors and assigns (solely through the Escrow Funds as set forth in Section 7.10), if the Closing shall occur, shall indemnify, defend, reimburse and hold harmless Parent and the Surviving Corporation and each of their respective permitted successors and assigns from and against any and all Losses (as defined in Section 7.9(d)) resulting from or relating to (a) any breach of any representation or warranty of the Company contained in this Agreement, any Company Transaction Document or any related closing certificate including, without limitation, the certificates of the Chief Financial Officer of the Company delivered at Closing with respect to Net Merger Consideration, Aggregate Option and Warrant Exercise Amount, Aggregate Preferred Stock Merger Consideration, Cash Consideration per Share, Company Transaction Expenses, Fully Diluted Shares Outstanding, Indebtedness for Borrowed Money, Merger Consideration per Share, Tax Equalization

Payments, Unpaid Consulting and Noncompetition Fees and Unpaid Management Fees, or (b) the breach or failure to perform by the Company of any of its covenants or agreements set forth in this Agreement required to be performed before the Effective Time, in the case of each of (a) and (b) however, excluding (i) those breaches or failures of representations, warranties, covenants or agreements (other than breaches or failures of the Company Tax Representations), if any, with respect to which any Selling Party can establish that Parent or Merger Sub had actual knowledge at the time of execution of this Agreement and (ii) those breaches or failures of representations, warranties, covenants or agreements (other than breaches or failures of the Company Tax Representations), if any, which caused the conditions set forth in Sections 5.2(a) or 5.2(b) of this Agreement not to be satisfied at the Effective Time and with respect to which any Selling Party can establish that Parent or Merger Sub had actual knowledge at the Effective Time.

     7.3 INDEMNIFICATION BY PARENT AND MERGER SUB. Parent and Merger Sub shall indemnify, defend, reimburse and hold harmless the Company and its permitted successors and assigns, if the Closing shall not occur, and the Selling Parties and their successors and assigns, if the Closing shall occur, from and against any and all Losses resulting from or relating to (a) any breach of any representation or warranty of Parent or Merger Sub contained in this Agreement or (b) the breach or failure to perform by Parent or Merger Sub of any of Parent's or Merger Sub's covenants or agreements set forth in this Agreement; in the case of both (a) and (b), however, excluding (i) those breaches or failures of representations, warranties, covenants or agreements (if any) with respect to which Parent can establish that the Company had actual knowledge at the time of execution of this Agreement and (ii) those breaches or failures of representations, warranties, covenants or agreements (if any) which caused the conditions set forth in Sections 5.3(a) or 5.3(b) of this Agreement not to be satisfied at the Effective Time and with respect to which Parent can establish the Company had actual knowledge at the Effective Time.

     7.4 NOTICE OF THIRD-PARTY CLAIMS. In no case shall any Indemnitor (as defined in Section 7.9(d)) under this Agreement be liable with respect to any Third-Party Claim (as defined in Section 7.9(d)) against any Indemnitee (as defined in Section 7.9(d)) unless the Indemnitee shall have delivered to the Indemnitor a Claim Notice and the following conditions are satisfied:

            (a) TIMELY DELIVERY OF CLAIM NOTICE. Except as provided in paragraphs (b) and (c) of this Section 7.4, and subject to Section 7.8 below, no right to indemnification under this Article 7 shall be available to the Indemnitee with respect to a Third-Party Claim unless the Indemnitee shall have delivered to the Indemnitor, with a copy to the Escrow Agent, promptly upon receiving notice of any action, lawsuit, proceeding or claim against it, a notice ("CLAIM NOTICE") describing in reasonable detail the facts giving rise to such Third-Party Claim and stating that the Indemnitee intends to seek indemnification for such Third-Party Claim from the Indemnitor pursuant to this
Article 7.

            (b) LATE DELIVERY OF CLAIM NOTICE. If, in the case of a Third-Party Claim, a Claim Notice is not given promptly to the Indemnitor, the Indemnitee shall nevertheless be entitled to be indemnified under this Article 7 except to the extent (but only to the extent) that the Indemnitor has been actually prejudiced by such time elapsed.

            (c) PAID OR SETTLED CLAIMS. If a Claim Notice is not given by the Indemnitee prior to the payment or settlement by the Indemnitee of a Third-Party Claim, the Indemnitee shall only be entitled to be indemnified under this Article 7 to the extent (and only to the extent) that the Indemnitee can establish that the Indemnitor has not been prejudiced by such payment or settlement.

     7.5 DEFENSE OF THIRD-PARTY CLAIMS. Upon receipt of a Claim Notice from an Indemnitee with respect to any Third-Party Claim, the Indemnitor may assume the defense thereof with counsel reasonably satisfactory to such Indemnitee and the Indemnitee shall cooperate in all reasonable respects in such defense. The Indemnitee shall at all times have the right to employ separate counsel in any action or claim and to participate in or undertake and control the defense thereof, provided that the fees and expenses of counsel employed by the Indemnitee shall be at the expense of the Indemnitor only if such counsel is retained pursuant to the following sentence or if the employment of such counsel has been specifically authorized by the Indemnitor. The Indemnitee shall have the right to control the defense of the claim at the expense of the Indemnitor with counsel of its choosing reasonably satisfactory to the Indemnitor, if (i) the Indemnitor does not notify the Indemnitee within thirty (30) days after receipt of the Claim Notice that the Indemnitor elects to undertake the defense thereof; (ii) the Indemnitor failed or is failing to prosecute or defend vigorously such claim; or (iii) the Indemnitee is advised by counsel that there is an actual conflict of interest between the Indemnitor and Indemnitee. If the Indemnitor has assumed control over the defense of a claim from the Indemnitee, the Indemnitee shall have the right to settle any such claim over the objection of the Indemnitor only if the Indemnitee waives any right to indemnity therefor. So long as the Indemnitor is controlling defense of any Third-Party Claim in accordance with the terms hereof, the Indemnitee agrees that Indemnitor shall have full and complete control over the conduct of such proceeding, except that the Indemnitor shall obtain the prior written consent of the Indemnitee (such consent not to be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim without prejudice.

     7.6 NOTICE OF OTHER CLAIMS. In the event any Indemnitee should have a claim against any Indemnitor hereunder that does not involve a Third-Party Claim being asserted against or sought to be collected from the Indemnitee, the Indemnitee shall notify the Indemnitor, with a copy to the Escrow Agent, with reasonable promptness of such claim by the Indemnitee, specifying the nature of and specific basis for such claim and the amount or the estimated amount of such claim. The Indemnitor shall remit payment for the amount of such claim upon receipt of an invoice therefor, or in the event of a dispute, the Indemnitee and the Indemnitor shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, such dispute shall be resolved in accordance with Section 8.10 hereof.

     7.7 ACCESS AND COOPERATION. After the Closing Date, Parent and the Surviving Corporation, on the one hand, and the Selling Parties, on the other hand, shall each cooperate fully with the other as to all claims for indemnification hereunder, shall make available to the other as reasonably requested all information, books, records and documents that may be potentially relevant to any and all claims and shall preserve all such information, books, records and documents until the termination of any claim. Parent and the Surviving Corporation, on the one hand, and the Selling Parties, on the other hand, shall each also make available to the other, as reasonably requested, its personnel, agents and other representatives who are responsible for preparing or maintaining information, books, records or other documents, or who may have particular knowledge with respect to any claim.

     7.8 TERM OF INDEMNITIES. Except as hereinafter expressly provided, the right to indemnification under Section 7.2 shall expire on the applicable Expiration Date; provided, however, that such limitation shall not be applicable to an indemnification claim for which a Claim Notice was given on or before such Expiration Date. Any such pending claim shall survive in respect of that claim until the final determination or settlement of that claim.

     7.9    LIMITATIONS ON LIABILITY.

            (a) REMEDIES EXCLUSIVE. Except as specifically provided for in the last sentence of this Section 7.9(a), each of the Parent, Merger Sub and the Selling Parties acknowledges and agrees that, should the Closing occur, the sole and exclusive remedy of each party hereto against any other party hereto with respect to any and all claims arising out of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 7. Without limiting the generality of the foregoing, and except for common law fraud or intentional misrepresentation, (i) Parent, Merger Sub and the Surviving Corporation shall have no recourse against the Company's officers, directors or agents with respect to any claims arising out of this Agreement other than in their capacities as Selling Parties otherwise entitled to receive distributions from the Escrow Funds under the Escrow Agreement, and (ii) indemnification owing from any Selling Party who is or was an officer or director of the Company shall not be deemed for any purpose to be a claim covered by indemnification owing to such officer or director by the Company under any law, by-law or agreement whatsoever. This Section 7.9(a) shall not apply to limit any claims based upon common law fraud or intentional misrepresentation or claims for specific performance.

            (b)   DEDUCTIBLE.

                  (i) Except as provided in paragraph (b)(ii) below, no claim for indemnification under Section 7.2 shall be made by Parent or the Surviving Corporation unless and until the aggregate amount of all Losses for which claims are allowed under Section 7.2 suffered by the Parent and/or the Surviving Corporation exceeds $1,000,000 (the "AGGREGATE DEDUCTIBLE"), and then only to the extent the aggregate amount of all such Losses exceeds the Aggregate Deductible. In addition, in determining whether a breach of any representation or warranty or covenant has occurred for purposes of this paragraph (b)(i) and for purposes of determining the amount of any Losses, any materiality or Material Adverse Effect qualification in any such representation or warranty or covenant shall be ignored and given no effect.

                  (ii) Paragraph 7.9(b)(i) above shall not apply to limit any indemnification claim by Parent or the Surviving Corporation in respect of any breach of any Company Tax Representation or any representation or warranty included in any of Sections 2.1 (Organization, Standing and Power), 2.2 (Capital Structure), 2.4 (Authority; No Conflicts; Consents and Approvals), 2.17 (Brokers or Finders), or 2.19 (Affiliate Transactions).

                  (iii) Except as provided in paragraph (b)(iv) below, no claim for indemnification under Section 7.3 shall be made by the Company or the Selling Parties unless and until the aggregate amount of all Losses for which claims are allowed under Section 7.2 suffered by the Company and/or the Selling Parties exceeds the Aggregate Deductible, and then only to the extent the aggregate amount of all such Losses exceeds the Aggregate Deductible. In addition, in determining whether a breach of any representation or warranty or covenant has occurred for purposes of this paragraph (b)(iii) and for purposes of determining the amount of any Losses, any materiality or Material Adverse Effect qualification in any such representation or warranty or covenant shall be ignored and given no effect.

                  (iv) Paragraph 7.9(b)(iii) above shall not apply to limit any indemnification claim by the Company or a Selling Party in respect of any breach of any representation or warranty included in any of Sections 3.1 (Organization, Standing and Power), 3.2 (Authority, No Conflicts, Consents and Approvals), or 3.5 (Brokers or Finders).

            (c) LIABILITY LIMITED TO ESCROW FUNDS. Parent and the Surviving Corporation shall have recourse only against the undisbursed Escrow Funds with respect to any Losses, in accordance with the terms of the Escrow Agreement. The Selling Parties shall have no liability separate from, or in addition to, the Escrow Funds, except as to the matters described in the last sentence of Section 7.9(a). Parent and Merger Sub acknowledge and agree that the Escrow Funds may be insufficient in amount to fully compensate Parent and the Surviving Corporation with respect to any Losses.

            (d)   CERTAIN DEFINITIONS.  For purposes of this Agreement:

                  (i) "EXPIRATION DATE" shall mean the General Expiration Date or the Tax Expiration Date, as applicable.

                  (ii)   "GENERAL EXPIRATION DATE" shall mean April 1, 2004.

                  (iii) "INDEMNITEE" shall mean any person who may be entitled to seek indemnification pursuant to the provisions of Sections 7.2 or 7.3 hereof (or, for purposes of notice and administration only, the Selling Parties' Representative (or its designee) in the case of indemnification owing to the Selling Parties).

                  (iv) "INDEMNITOR" shall mean any person who may be obligated to provide indemnification pursuant to Sections 7.2 or 7.3 hereof (or, for purposes of notice and administration only, the Selling Parties' Representative (or its designee) in the case of indemnification to be provided by the Selling Parties).

                  (v) "LOSS(ES)" shall mean any and all demands, claims, payments, obligations, actions or causes of action, assessments, losses, judgments, liabilities, damages (but excluding incidental, special, consequential, exemplary, punitive and similar damages), Taxes, costs, penalties and expenses paid or incurred, including without limitation any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions and all amounts paid in settlement of claims or actions settled in accordance with Section 7.5 hereof. The amount of any Losses for which indemnification is provided under Article 7 shall be net of any amounts actually recovered (net of any retrospective premium adjustment paid or payable as a result of such Loss) by the Indemnitee under insurance policies with respect thereto (and thus any such amounts shall not be included in calculating the deductible set forth in Section 7.9(b)).

                  (vi) "SELLING PARTIES" shall mean the holders of the Common Stock, the holders of the Warrants and the holders of the Company Options.

                  (vii) "SELLING PARTIES' REPRESENTATIVE" shall mean either of Timothy D. Johnson and Michael S. Israel, and each of them acting alone, with full power of substitution and re-substitution, acting on behalf of the Selling Parties under this Agreement as and to the extent contemplated by the Selling Parties Agreement dated this date by and among the Selling Parties and Messrs. Johnson and Israel. "Selling Parties' Representative" shall also include any person appointed to succeed or replace either of Messrs. Johnson or Israel pursuant to such Selling Parties Agreement.

                  (viii) "TAX EXPIRATION DATE" shall mean, with respect to the Company Tax Representations, the date upon which the statute of limitations (as the same may be extended from time to time), if any, applicable to the matters set forth in the Company Tax Representations expires.

                  (ix) "THIRD PARTY CLAIMS" shall mean any and all Losses which arise out of or result from (i) any claims or actions asserted against an Indemnitee by a third party, (ii) any rights of a third party asserted against an Indemnitee, or (iii) any liabilities of, or amounts payable by an Indemnitee to a third party arising in respect of, claims, actions and rights referred to in the foregoing clauses (i) or (ii).

     7.10 ESCROW AMOUNT AND TERM. At the Effective Time, the Parent shall deposit the Escrow Funds with the Escrow Agent under the Escrow Agreement. The Escrow Funds shall remain deposited with the Escrow Agent and shall be subject to and payable in accordance with the terms of the Escrow Agreement and this Agreement.

     7.11 LIMITATION ON CONTRIBUTION. If, following the Closing, any claim is made by any Selling Party, or otherwise becomes due from any Selling Party, pursuant to Article 7 in respect of any Losses (a "LOSS PAYMENT"), such Selling Party shall have no rights against the Company, or any director, officer or employee thereof (in their capacity as such), whether by reason of contribution, indemnification, subrogation or otherwise, in respect of any such Loss Payment, and shall not take any action against the Company or any such person with respect thereto.

                                    ARTICLE 8
                               GENERAL PROVISIONS

     8.1 EXPENSES. All expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that: (a) the Company Transaction Expenses shall be deducted from the Aggregate Merger Consideration as contemplated in Article 1; and (b) if the Closing occurs, the Company shall (i) reimburse the Parent, Merger Sub, Behrman Capital III, L.P. and Strategic Fund Entrepreneur III, L.P. for all fees, costs and expenses incurred by them in connection with the transactions contemplated by this Agreement, including, without limitation, fees and expenses of their attorneys, accountants, advisors, representatives, affiliates and agents and (ii) pay a transaction fee in the amount of $2,900,000 to Behrman Brothers Management Corp.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            if to Parent or Merger Sub:

            c/o Behrman Capital III L.P.
            126 East 56th Street
            New York, New York 100022
            Attention: Dennis G. Sisco
            Facsimile: (212) 980-7024

            with a copy to:

            Goodwin Procter LLP
            53 State Street
            Exchange Place
            Boston, MA 02109
            Attention: Kevin M. Dennis, P.C.
            Facsimile: (617) 570-8150


            if to the Company:

            Woodcraft Industries, Inc.
            525 Lincoln Avenue SE
            St. Cloud, MN 56304
            Attention: President
            Facsimile: (320) 352-1504


            with copies to:

            c/o Goldner Hawn Johnson & Morrison Incorporated
            5250 Wells Fargo Center
            Minneapolis, MN 55402-4123
            Attention:  Timothy D. Johnson
            Facsimile:  (612) 338-2860

            and

            Kaplan, Strangis and Kaplan, P.A.
            90 South Seventh Street
            Suite 5500
            Minneapolis, MN 55402
            Attention:  James C. Melville
            Facsimile:  (612) 375-1143

     8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, cross references and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "TO THE KNOWLEDGE OF THE COMPANY" or any similar phrase shall mean the actual knowledge of one or more of the following executive officers of the Company: John Fitzpatrick (President and CEO), Gary Noon (Vice President, Sales and Marketing), Joel Beyer (Vice President, Primewood Operations), Sheila Krogman (Director of Human Resources), Dale Herbst (Chief Financial Officer), Pete Sorensen (Information Systems Manager), Robert Bennett (Vice President and Chief Financial Officer, Brentwood), John Sleva (Procurement Manager) and Brent Gabriel (President, Brentwood). The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

     8.4    SCHEDULES.

            (a) Matters reflected in the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

            (b) A disclosure made by the Company in any Section of this Agreement or any Section of the Company Disclosure Schedule that is sufficient on its face to reasonably inform the Parent of information required to be disclosed in another Section of the Company Disclosure Schedule in order to avoid a misrepresentation thereunder shall be deemed, for all purposes of this Agreement, to have been made with respect to such other Section of the Company Disclosure Schedule. In no event shall the mere listing in a Section of the Company Disclosure Schedule (or the mere provision by the Company to the Parent of a copy) of a document or other item be deemed adequate to disclose an exception to a representation or warranty made herein (unless the

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representation or warranty has to do with the existence of the document or other item itself, or unless the listing of a document or item in a Section of the Company Disclosure Schedule otherwise reasonably informs the Parent of an exception to such representation or warranty).

     8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     8.6    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; LIABILITY.

            (a) This Agreement (including the Schedules and Exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

            (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 4.10 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

            (c)   Except with respect to the Selling Parties as provided in
Article 7 hereof, or in the case of fraud or intentional misrepresentation, no affiliate, officer, director or shareholder of any party hereto shall have any liability hereunder.

     8.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota, without regard to the laws that might be applicable under conflicts of laws principles.

     8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     8.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that each of Parent, Merger Sub, the Company and the Surviving Corporation may collaterally assign its rights and remedies hereunder and under the other Company Transaction Documents and Parent/Merger Sub

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Transaction Documents to which it is a party or under which it has rights pursuant to an assignment substantially in the form of EXHIBIT J hereto to any lender that is providing financing to Parent, Merger Sub, or the Company in connection with the consummation of the Merger to secure the repayment of such financing or any replacement thereof without any additional prior consent or notice. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.10   ENFORCEMENT.

            (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. Each party shall be entitled to injunctive relief to prevent any breach of this Agreement and to enforce this Agreement specifically in any court of the State of Minnesota or any court of the United States located in the State of Minnesota.

            (b)   In addition, each party hereby:

                  (i) submits itself to the personal jurisdiction of (A) the courts of the State of Minnesota; and (B) the United States District Court for the District of Minnesota with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute;

                  (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and

                  (iii) agrees that it will not bring any action relating to this Agreement (or any transactions contemplated by this Agreement) in any court other than the courts referred to above.

                                    * * * * *

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     IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of date first written above.


                         WII HOLDINGS, INC., a Delaware corporation


                         By:   /s/ Dennis G. Sisco
                               ---------------------
                               Name: Dennis G. Sisco
                               Title: President


                         WOODCRAFT ACQUISITION SUBSIDIARY, INC.,
                         a Minnesota corporation


                         By:   /s/ Dennis G. Sisco
                               ---------------------
                               Name: Dennis G. Sisco
                               Title: President


                         WOODCRAFT INDUSTRIES, INC., a Minnesota corporation


                         By:   /s/ Timothy D. Johnson
                               ---------------------
                               Name: Timothy D. Johnson
                               Title: Chairman

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